                                                                    Exhibit 10.4
"LGA" STANDARD FORM
MANAGEMENT AGREEMENT
(9/13/96)





                             MANAGEMENT AGREEMENT


                                    between


                        HMC RETIREMENT PROPERTIES, INC.
                                   ("Owner")



                                      and



                         MARRIOTT HOTEL SERVICES, INC.
                            ("Management Company")

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I - DEFINITION OF TERMS
-------------------------------

     1.01  Definition of Terms

ARTICLE II - APPOINTMENT OF MANAGEMENT COMPANY
----------------------------------------------

     2.01  Appointment
     2.02  Delegation of Authority
     2.03  Operational Standards
     2.04  Limitations on Authority
     2.05  Covenants, Conditions or Restrictions
     2.06  Licenses and Permits

ARTICLE III - HOTEL
-------------------

     3.01  Ownership of Hotel

ARTICLE IV - TERM
-----------------

     4.01  Term
     4.02  Actions to be Taken Upon Termination
     4.03  Performance Termination

ARTICLE V - COMPENSATION OF MANAGEMENT COMPANY; DISTRIBUTIONS
-------------------------------------------------------------

     5.01  Management Fees
     5.02  Accounting and Interim Payments

ARTICLE VI - FINANCING OF THE HOTEL
-----------------------------------

     6.01  Amendments of Management Agreement
     6.02  Notice and Opportunity to Cure
     6.03  Assignment of Management Agreement
     6.04  Subordination of Management Agreement
     6.05  Non-Disturbance Agreement
     6.06  Attornment
     6.07  No Modification or Termination of Agreement
     6.08  Owner's Right to Finance the Hotel
     6.09  Sale/Leaseback Transactions

ARTICLE VII - WORKING CAPITAL AND FIXED ASSET SUPPLIES
------------------------------------------------------

     7.01  Working Capital
     7.02  Fixed Asset Supplies

ARTICLE VIII - REPAIRS, MAINTENANCE AND REPLACEMENTS
----------------------------------------------------

     8.01  Routine Repairs and Maintenance
     8.02  FF&E Reserve
     8.03 Building Alterations, Improvements, Renewals, and Replacements
     8.04  Liens
     8.05  Ownership of Replacements, Etc.

ARTICLE IX - BOOKKEEPING AND BANK ACCOUNTS
------------------------------------------

     9.01  Books and Records
     9.02  Hotel Accounts, Expenditures
     9.03  Annual Operating Budget
     9.04  Operating Losses; Credit

ARTICLE X - PROPRIETARY MARKS; INTELLECTUAL PROPERTY
----------------------------------------------------

     10.01  Proprietary Marks
     10.02  Purchase of Inventories and Fixed Asset Supplies
     10.03  Computer Software and Equipment
     10.04  Intellectual Property
     10.05  Breach of Covenant

ARTICLE XI - POSSESSION AND USE OF HOTEL
----------------------------------------

     11.01  Quiet Enjoyment
     11.02  Use
     11.03  Chain Services
     11.04  Owner's Right to Inspect
     11.05  Indemnity

ARTICLE XII - INSURANCE
-----------------------

     12.01  Interim Insurance
     12.02  Property and Operational Insurance
     12.03  General Insurance Provisions

     12.04  Cost and Expense
     12.05  Owner's Option to Obtain Certain Insurance

ARTICLE XIII - TAXES
--------------------

     13.01  Real Estate and Personal Property Taxes

ARTICLE XIV - HOTEL EMPLOYEES
-----------------------------

     14.01  Employees

ARTICLE XV - DAMAGE, CONDEMNATION AND FORCE MAJEURE
---------------------------------------------------

     15.01  Damage and Repair
     15.02  Condemnation
     15.03  Force Majeure

ARTICLE XVI - DEFAULTS
----------------------

     16.01  Definition of "Default"
     16.02  Definition of "Event of Default"
     16.03  Remedies Upon an Event of Default
     16.04  Owner's Estate

ARTICLE XVII - WAIVER AND PARTIAL INVALIDITY
--------------------------------------------

     17.01  Waiver
     17.02  Partial Invalidity

ARTICLE XVIII - ASSIGNMENT
--------------------------

     18.01  Assignment

ARTICLE XIX - SALE OF THE HOTEL
-------------------------------

     19.01  Sale of the Hotel

ARTICLE XX - MISCELLANEOUS
--------------------------

     20.01  Right to Make Agreement
     20.02  Consents
     20.03  Agency
     20.04  Confidentiality
     20.05  Equity and Debt Offerings

     20.06  Applicable Law
     20.07  Recordation
     20.08  Headings
     20.09  Notices
     20.10  Environmental Matters
     20.11  Estoppel Certificates
     20.12  Trade Area Restriction
     20.13  Arbitration
     20.14  Affiliates.......................
     20.15  Entire Agreement

Exhibit "A" -   Location of Hotel; Legal Description
Exhibit "A-1" - Owner's Initial Cost; Chain Services Cap;
                Contributions to FF&E Reserve pursuant to
                Section 8.02 B; Initial Working Capital
Exhibit "B" -   Form of Accounting Period Statement
Exhibit "C" -   [Intentionally Deleted.]
Exhibit "D" -   Narrative Description of Restricted Area
Exhibit "D-1" - Map of Restricted Area
Exhibit "E" -   Existing Ground Lease (if applicable); Existing
                Mortgages (if any)
Exhibit "F" -   Proprietary Marks owned by Owner (if any)
Exhibit "G" -   Title Insurance Policy

                             MANAGEMENT AGREEMENT
                             --------------------

          This Management Agreement ("Agreement") is executed as of the _____ day of___________________, 199__ ("Effective Date"), by HMC RETIREMENT PROPERTIES, INC. ("Owner"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817 and MARRIOTT HOTEL SERVICES, INC. ("Management Company"), a Delaware corporation, with a mailing address at 10400 Fernwood Road, Bethesda, Maryland 20817.

                               R E C I T A L S :

          A. Owner intends to purchase from ____________________ (the "Prior Owner") the Hotel (as defined and more fully described in Section 1.01) which is located as set forth on Exhibit "A" hereto; and

          B. Owner desires to have Management Company manage and operate the Hotel from and after the date on which the Hotel is purchased by Owner (or the "Opening Date", as defined in Section 1.01, if later), and Management Company is willing to perform such services for the account of Owner on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                              DEFINITION OF TERMS
                              -------------------

          1.01  Definition of Terms
                -------------------

          The following terms when used in this Agreement shall have the meanings indicated:

          "Accounting Period" shall mean each of the four (4) week accounting
           -----------------
periods which are used in Management Company's accounting system, except that an Accounting Period may occasionally contain five (5) weeks when necessary to conform Management Company's accounting system to the calendar.

          "Accounting Period Statement" shall have the meaning set forth in
           ---------------------------
Section 5.02.

          "Additional Invested Capital" shall mean the cumulative total, as of
           ---------------------------
any given date during the Term, of the following: (i) any contribution made by Owner pursuant to Section 7.01 B (provided that Owner's Investment shall be decreased by any return to Owner of excess Working Capital pursuant to Section
7.01 C); (ii) any expenditures made by Owner, pursuant to Section 8.03, and any expenditures by Owner pursuant to Section 20.10 C; (iii) any contributions by

Owner to the FF&E Reserve (beyond the funding described in Section 8.02 B), other than those contributions which are reimbursed to Owner under Section 8.02 E; (iv) any payments by Owner with regard to special assessments or impact fees, pursuant to Section 13.01 B(2) or (3); and (v) any expenditures by Owner under clauses (v) or (vi) of Section 5.02 D which are made prior to one hundred eighty
(180) days after the Opening Date.

          "Adjusted Owner's Investment" shall mean the amount, as of any given
           ---------------------------
date (the "Adjustment Date") during the Term, of Owner's Investment, after adjustment thereof as follows: each separate expenditure by Owner which comprises Owner's Investment shall be adjusted for inflation by using an amount equal to seventy-five percent (75%) of the percentage change in the GDP Deflator between the date of each such separate expenditure and the date in question.

          "Adjustment Date" shall have the meaning set forth in the definition
           ---------------
of "Adjusted Owner's Investment".

          "Affiliate" shall mean any individual or entity directly or indirectly
           ---------
through one or more intermediaries, controlling, controlled by or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

          "Agreement" shall have the meaning set forth in the Preamble.
           ---------

          "Annual Operating Budget" shall have the meaning set forth in Section
           -----------------------
9.03.

          "Annual Operating Statement" shall have the meaning set forth in
           --------------------------
Section 9.01.

          "Available Cash Flow" shall mean an amount, with respect to each
           -------------------
Fiscal Year or portion thereof, equal to the excess (if any) of the Operating Profit for such Fiscal Year over the applicable Owner's Priority.

          "Base Management Fee" shall mean an amount equal to three percent (3%)
           -------------------
of Gross Revenues, which shall be paid to Management Company as compensation (in addition to the Incentive Management Fee) for the services performed pursuant to this Agreement.

          "Building Estimate" shall have the meaning set forth in Section 8.03
           -----------------
A.

          "Capital Expenditures" shall have the meaning set forth in Section
           --------------------
8.03 A.

          "Capitalization Multiple" shall mean the number ten (10).
           -----------------------

          "Case Goods" shall mean furniture and furnishings used in the Hotel,
           ----------
including, without limitation: chairs, beds, chests, headboards, desks, lamps, tables, television sets, mirrors, pictures, wall decorations and similar items.

          "CC&R's" shall have the meaning set forth in Section 2.05.
           ------

          "Central Office Services" shall mean certain services which are
           -----------------------
provided to the Hotel by personnel who are employees of Management Company or one of its Affiliates and who are not normally located at the Hotel, including the following: executive supervision; planning and policy making; corporate finance; corporate personnel and employee relations; in-house legal services; trademark protection relating to Proprietary Marks which are used generally by the Marriott chain; certain product research and development; and the services of Management Company's technical and operational experts making routine periodic inspection and consultation visits to the Hotel (but not the services of the personnel of the Architecture and Construction Division of Management Company (or any of its Affiliates) providing architectural, technical or procurement services for the Hotel, the costs and expenses of which shall be paid pursuant to paragraph 6 of the definition of Operating Profit). Any service which is defined as being included within the term "Chain Services" shall not also be included within "Central Office Services". The Central Office Services which are provided to the Hotel shall be generally consistent with those Central Office Services which are provided to other comparable full-service hotels within the Marriott Hotel System.

          "Chain Services" shall have the meaning set forth in Section 11.03.
           --------------

          "Chain Services Cap" shall mean the percentage of Gross Revenues set
           ------------------
forth on Exhibit "A-1" hereto.

          "Coverage Ratio" shall mean the number one and three-tenths (1.3).
           --------------

          "Cure Notice" shall have the meaning set forth in Section 4.03 B.
           -----------
          "Cure Period" shall have the meaning set forth in Section 4.03 B.
           -----------

          "Deductions" shall have the meaning set forth in the definition of
           ----------
Operating Profit.

          "Default" shall have the meaning set forth in Section 16.01.
           -------

          "Effective Date" shall have the meaning set forth in the Preamble.
           --------------

          "Employee Claims" shall mean any and all claims (including all fines,
           ---------------
judgments, penalties, costs, Litigation and/or arbitration expenses, attorneys' fees and expenses, and costs of settlement with respect to any such claim) by any employee or employees of Management Company against Owner or Management Company with respect to the employment at the Hotel of such employee or employees. "Employee Claims" shall include, without limitation, the following: (i) claims which are eventually resolved by arbitration, by Litigation or by settlement; (ii) claims which also involve allegations that any applicable employment-related contracts affecting the employees at the Hotel have been breached; and (iii) claims which involve allegations that one or more of the Employment Laws has been violated; provided, however, that "Employee Claims" shall not include claims for worker compensation benefits (which shall be governed by Article XII hereof) or for unemployment benefits.

          "Employment Laws" shall mean any federal, state or local law
           ---------------
(including the common law), statute, ordinance, rule, regulation, order or directive with respect to employment, conditions of employment, benefits, compensation, or termination of employment that currently exists or may exist at any time during the Term of this Agreement, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Workers Adjustment and Retraining Act, the Occupational Safety and Health Act, the Immigration Reform and Control Act of 1986, the Polygraph Protection Act of 1988 and the Americans With Disabilities Act of 1990.

          "Environmental Laws" shall mean any federal, state or local law, rule
           ------------------
or regulation (both present and future) dealing with the use, generation, treatment, storage, disposal or abatement of Hazardous Materials, including, but not limited to, (i) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended, and
                                      -- ---

(ii) the regulations promulgated thereunder, from time to time.

          "Event of Default" shall have the meaning set forth in Section 16.02.
           ----------------

          "Existing CC&R's" shall have the meaning set forth in Section 2.05 A.
           ---------------

          "Existing Ground Leases" shall mean the ground leases which are listed
           ----------------------
on Exhibit "E", but, for purposes of this Agreement, shall not include any amendments or modifications thereof after the Effective Date, unless Management Company consents to any such amendment or modification (which consent shall not be unreasonably withheld, provided that (i) the proposed amendment or modification would not materially affect the rights and/or obligations of Management Company in a manner adverse to Management Company, and (ii) in any event, such amendment or modification would have no adverse impact on the amount of the Management Fees).

          "Existing Mortgages" shall mean the Mortgages (if any) which are
           ------------------
listed on Exhibit "E", but, for purposes of this Agreement, shall not include any amendments or modifications thereof after the Effective Date.

          "Extension Threshold" shall mean, with respect to the most recent
           -------------------
three (3) full Fiscal Years prior to the date in question, a dollar amount equal to ten and seventy-five hundredths percent (10.75%) of the average balance of the Adjusted Owner's Investment during such period of time.

          "FF&E" shall mean furniture, furnishings, fixtures, Soft Goods, Case
           ----
Goods, signage and equipment at the Hotel (including, without limitation, facsimile machines, communication systems, audio-visual equipment, and all computer and other equipment needed for the reservation system and the property management system, and all other electronic systems needed for the Hotel, from time to time, as well as similar systems based on other technologies which may be developed in the future.

          "FF&E Estimate" shall have the meaning set forth in Section 8.02 C.
           -------------

          "FF&E Reserve" shall have the meaning set forth in Section 8.02 A.
           ------------

          "First Notice" shall have the meaning set forth in Section 6.02.
           ------------

          "Fiscal Year" shall mean Management Company's Fiscal Year which now
           -----------
ends at midnight on the Friday closest to December 31 in each calendar year; the new Fiscal Year begins on the Saturday immediately following said Friday. Any partial Fiscal Year between the Effective Date and the commencement of the first full Fiscal Year, and any partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement, shall constitute a separate Fiscal Year. If Management Company's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedures shall be made; provided, however, that no such change or adjustment shall alter the Term of this Agreement, or in any way reduce the distributions of Operating Profit or other payments due to Owner hereunder, or otherwise significantly and adversely affect Owner's rights or obligations under this Agreement.

          "Fixed Asset Supplies" shall mean supply items included within
           --------------------
"Property and Equipment" under the Uniform System of Accounts, including linen, china, glassware, silver, uniforms, and similar items.

          "Force Majeure" shall mean acts of God, acts of war, civil
           -------------
disturbance, governmental action (including the revocation or refusal to grant licenses or permits, where such revocation or refusal is not due to the fault of the party whose performance is to be excused for reasons of Force Majeure), strikes, fire, unavoidable casualties or any other causes beyond the reasonable control of either party (excluding, however, (i) lack of financing, or (ii) general economic and/or market factors).

          "Foreclosure" shall mean any exercise of the remedies available to a
           -----------
Holder, upon a default under the Secured Loan held by such Holder, which results in a transfer of title to or possession of the Hotel. The term "Foreclosure" shall include, without limitation, any one or more of the following events, if they occur in connection with a default under a Secured Loan: (i) a transfer by judicial foreclosure; (ii) a transfer by deed in lieu of foreclosure; (iii) the appointment by a court of a receiver to assume possession of the Hotel; (iv) a transfer of either ownership or control of the Owner, by exercise of a stock pledge or otherwise; (v) if title to the Hotel is held by a tenant under a ground lease, an assignment of the tenant's interest in such ground lease; or
(vi) any similar judicial or non-judicial exercise of the remedies held by the Holder.

          "Foreclosure Date" shall mean the date on which title to or possession
           ----------------
of the Hotel is transferred by means of a Foreclosure.

          "Future CC&R's" shall have the meaning set forth in Section 2.05 B.
           -------------

          "GDP Deflator" shall mean the "Gross Domestic Product Implicit Price
           ------------
Deflator" issued from time to time by the United States Bureau of Economic Analysis of the Department of Commerce, or if the aforesaid GDP Deflator is not at such time so prepared and published, any comparable index selected by Owner and reasonably satisfactory to Management Company (a "Substitute Index") then prepared and published by an agency of the Government of the United States, appropriately adjusted for changes in the manner in which such index is prepared and/or year upon which such index is based. Any dispute regarding the selection of the Substitute Index or the adjustments to be made thereto shall be settled by arbitration in accordance with Section 20.13. Except as otherwise expressly stated herein, whenever a number or amount is required to be "adjusted by the GDP Deflator", or similar terminology, such adjustment shall be equal to the percentage increase or decrease (except that, for purposes of this Agreement, the GDP Deflator shall not be decreased below its level as of the Effective
Date) in the GDP Deflator which is issued for the month in which such adjustment is to be made (or, if the GDP Deflator for such month is not yet publicly available, the GDP Deflator for the most recent month for which the GDP Deflator is publicly available) as compared to the GDP Deflator which was issued for the month in which the Effective Date occurred.

          "Gross Revenues" shall mean all revenues and receipts of every kind
           --------------
derived from operating the Hotel and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental of rooms, stores, offices, meeting, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires); income from vending machines; health club membership fees; food and beverage sales; sales of merchandise (other than proceeds from the sale of FF&E no longer necessary to the operation of the Hotel, which shall be deposited in the FF&E Reserve as set forth in Section 8.02 D hereof); service charges, to the extent not distributed to the employees at the Hotel as, or in lieu of, gratuities; and proceeds, if any, from business interruption or other loss of income insurance; provided, however, that Gross Revenues shall not include the following: gratuities to Hotel employees; federal, state or municipal excise, sales, use or similar taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); any proceeds from any Sale of the Hotel or from the refinancing of any debt encumbering the Hotel; proceeds from the disposition of FF&E no longer necessary for the operation of the Hotel; interest which accrues on amounts deposited in either the FF&E Reserve or any escrow accounts which are established in accordance with
Section 13.01 C; or Cure Payments.

          "Ground Lease Rental" shall mean the annual rental, as of the
           -------------------
Effective Date, under the Existing Ground Lease.

          "Ground Lessor" shall mean the landlord under the Existing Ground
           -------------
Lease.

          "Hazardous Materials" shall mean any substance or material containing
           -------------------
one or more of any of the following: "hazardous material", "hazardous waste", "hazardous substance", "regulated substance", "petroleum", "pollutant", "contaminant", or "asbestos", as such terms are defined in any applicable Environmental Law, in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under any applicable Environmental Law, or which may present a significant risk of harm to guests, invitees or employees of the Hotel.

          "Holder" shall mean any holder, from time to time, of any Secured
           ------
Loan.

          "Hotel" shall mean the hotel, containing approximately the number of
           -----
guestrooms which is set forth on Exhibit "A-1" hereto, which Owner owns at the location specified in Exhibit "A"; the term "Hotel" shall include the Site, the improvements built thereon, and all FF&E, Fixed Asset Supplies and Inventories installed therein.

          "Hotel Retention" shall have the meaning set forth in Section 12.03
           ---------------
hereof.

          "Impositions" shall mean all real estate and personal property taxes,
           -----------
levies, assessments and similar charges (other than those which are specifically excluded pursuant to Section 13.01 B) including, without limitation, the following: all water, sewer or similar fees, rates, charges, excises or levies; license fees; permit fees; inspection fees and other authorization fees and other governmental charges of any kind or nature whatsoever, whether general or special, ordinary or extraordinary, foreseen or unforeseen, or hereinafter levied or assessed of every character (including all interest and penalties thereon), which at any time during or in respect of the Term of this Agreement may be assessed, levied, confirmed or imposed on Owner with respect to the Hotel or otherwise in respect of or be a lien upon the Hotel. Impositions shall not include any income or franchise taxes payable by Owner or Management Company. Impositions shall include any taxes, levies, assessments and similar charges which may be enacted by the applicable governmental authority in lieu of, or in complete or partial substitution for, Impositions.

          "Incentive Management Fee" shall mean the payments which shall be made
           ------------------------
to Management Company, as compensation (in addition to the Base Management Fee) to Management Company for its services under this Agreement, in the amount of twenty percent (20%) of the Available Cash Flow in each Fiscal Year (or portion thereof).

          "Initial Term" shall have the meaning set forth in Section 4.01.
           ------------

          "Intellectual Property" shall mean:  (i) all Software; and (ii) all
           ---------------------
manuals, brochures and directives issued by Management Company to its employees at the Hotel regarding the procedures and techniques to be used in operating the Hotel.

          "Interest Rate" shall mean an annual rate of interest equal to the
           -------------
Prime Rate (as adjusted from time to time) plus three hundred (300) basis points; provided, however, that in no event shall the Interest Rate exceed the maximum rate which is permitted under applicable Legal Requirements.

          "Inventories" shall mean "Inventories" as defined in the Uniform
           -----------
System of Accounts, such as provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expensed supplies and similar items.

          "Legal Requirement" shall mean any federal, state or local law, code,
           -----------------
rule, ordinance, regulation or order of any governmental authority or agency having jurisdiction over the business or operation of the Hotel or the matters which are the subject of this Agreement, including, without limitation, the following: (i) any building, zoning or use laws, ordinances, regulations or orders; and (ii) Environmental Laws.

          "License" shall mean any license, permit, decree, act, order,
           -------
authorization or other approval or instrument which is necessary in order to operate the Hotel in accordance with Legal Requirements and pursuant to the Marriott Standards and otherwise in accordance with this Agreement.

          "Litigation" shall mean:  (i) any cause of action commenced in a
           ----------
federal, state or local court; or (ii) any claim brought before an administrative agency or body (for example, without limitation, employment discrimination claims).

          "Management Analysis Report" shall mean a narrative report on the
           --------------------------
state of business and affairs of the Hotel, prepared on an annual basis by Management Company and delivered to Owner at the time of the delivery of the Annual Operating Statement, which shall include a narrative description regarding the preceding Fiscal Year, of: (i) the Hotel's operating performance, including significant variations from the Annual Operating Budget; (ii) an analysis of any significant variation of the actual average daily rate and occupancy from what was set forth in the Annual Operating Budget; (iii) a review of the competitive hotel market; (iv) a description of any significant promotional or other marketing programs in which the Hotel participated, which were not included as part of the Annual Operating Budget for the preceding Fiscal Year; and (v) such other supplementary information as Owner or Management Company shall reasonably deem necessary to an understanding of the operation of the Hotel.

          "Management Company" shall have the meaning set forth in the Preamble.
           ------------------

          "Management Fees" shall mean the Base Management Fee plus the
           ---------------
Incentive Management Fee.

          "Marriott" shall mean Marriott International, Inc., a Delaware
           --------
corporation having an address at 10400 Fernwood Road, Bethesda, Maryland 20817.

          "Marriott Hotel System" shall mean the full-service hotel system
           ---------------------
managed by Marriott (or one or more of its Affiliates) which is, as of the Effective Date, operated under the trade name "Marriott Hotels, Resorts and Suites".

          "Marriott Standards" shall mean both the operational standards (for
           ------------------
example, staffing, amenities offered to guests, advertising, etc.) and the physical standards (for example, the quality, condition, utility and age of the FF&E, etc.) of comparable full-service hotels in the Marriott Hotel System, as such operational and physical standards may fluctuate from time to time (provided, however, that the Marriott Standards shall in no event be lower than the operational and physical standards, as of the date in question, of comparable "quality segment" (as such term was being used as of the Effective
Date) full-service hotels in other full-service hotel systems).

          "Mortgage" shall mean any security instrument which encumbers the Site
           --------
and/or the Hotel, including, without limitation, mortgages, deeds of trust, security deeds and similar instruments.

          "Non-Disturbance Agreement" shall mean an agreement, in recordable
           -------------------------
form in the jurisdiction in which the Hotel is located, executed and delivered by a Holder (which agreement shall by its terms be binding upon all assignees of such Holder and upon all Subsequent Owners), for the benefit of Management Company, pursuant to which, in the event such Holder (or its assignee) or any Subsequent Owner comes into possession of or acquires title to the Hotel either at or following a Foreclosure, such Holder (and its assignees) and all Subsequent Owners shall (x) recognize Management Company's rights under this Agreement, and (y) shall not name Management Company as a party in any Foreclosure action or proceeding, and (z) shall not disturb Management Company in its right to continue to manage the Hotel pursuant to this Agreement; provided, however, that at such time, (i) this Agreement has not expired or otherwise been earlier terminated in accordance with its terms, and (ii) there are no outstanding Events of Default by Management Company, and (iii) no material event has occurred and no material condition exists which, after notice or the passage of time or both, would entitle Owner to terminate this Agreement (excluding events which would constitute an Event of Default, which are to be governed exclusively by clause (ii) hereof).

          "Opening Date" shall mean the earliest date on which both of the
           ------------
following have occurred: (1) the Hotel is a member of the Marriott Hotel System; and (ii) Management

Company first allows paying guests to enter the Hotel.

          "Operating Accounts" shall have the meaning set forth in Section 9.02.
           ------------------

          "Operating Loss" shall mean a negative Operating Profit.
           --------------

          "Operating Profit" shall mean the excess of Gross Revenues over the
           ----------------
following deductions ("Deductions") incurred by Management Company in operating the Hotel:

               1. The cost of sales including salaries, wages, employee benefits, Employee Claims (except to the extent specifically set forth to the contrary in Section 14.01 C or D), payroll taxes and other costs related to Hotel employees;

               2. Departmental expenses; administrative and general expenses; the cost of Hotel advertising and business promotion; the cost of heat, light, power and water; and the cost of routine repairs, maintenance and minor alterations which are treated as Deductions under Section 8.01;

               3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;

               4. A reasonable reserve for uncollectible accounts receivable as determined by Management Company;

               5. All reasonable costs and fees of independent professionals or other third parties who are retained by Management Company to perform services required or permitted hereunder; provided that Management Company will notify Owner at least thirty (30) days in advance of any proposed expenditure under this paragraph 5 which is in excess of Fifty Thousand Dollars ($50,000) (to be adjusted by the GDP Deflator) and which was not specifically identified in the Annual Operating Budget, and Management Company shall consider in good faith any comments which Owner may have with respect to such proposed expenditure; and provided, further, that if such expenditure involves immediately-needed repair work to the Hotel or if immediate action is otherwise required, the above-described requirement regarding thirty (30) days' prior notice shall be modified to require whatever notice period is reasonable under the circumstances;

               6. The reasonable cost and expense of technical consultants and operational experts who are employees of Management Company or one of its Affiliates, and who perform specialized services in connection with non-routine Hotel work; provided, however, that the costs and expenses so incurred shall only be Deductions to the extent such costs and expenses are reasonable and competitively priced, as compared to similar work done by outside consultants or experts; and provided, further, that Management Company will notify Owner at least thirty (30) days in advance of any proposed expenditure under this paragraph 6 which is in excess of Fifty Thousand Dollars ($50,000) (to be adjusted by the GDP Deflator) and which was not specifically identified in the Annual Operating Budget, and Management Company shall consider in good faith any comments which Owner may have with respect to such proposed expenditure; and provided, further, that if such expenditure involves immediately-needed repair work to the Hotel or if immediate action is otherwise required, the above-described requirement regarding thirty (30) days' prior notice shall be modified to require whatever notice period is reasonable under the circumstances;

               7. The Base Management Fee (unless, and to the extent that, Management Company has elected to waive its Base Management Fee in accordance with Section 4.03 B);

               8. The Hotel's pro rata share of costs and expenses incurred by Management Company (or its Affiliates) in providing Chain Services, subject to the Chain Services Cap;

               9. The Hotel's pro rata share of costs and expenses incurred in connection with sales, advertising and/or promotional programs developed for or within the Marriott Hotel System, such as (without limitation) the Honored Guest Award Program, where such costs and expenses are not deducted as either departmental expenses under paragraph 2 above or as Chain Services under paragraph 8 above;

               10. Insurance costs and expenses as provided in Section 12.04 B;

               11. Taxes, if any, payable by or assessed against Management Company related to this Agreement or to Management Company's operation of the Hotel (exclusive of Management Company's income taxes or franchise taxes) and all Impositions assessed against the Hotel;

               12. Amounts which are transferred into the FF&E Reserve in accordance with the provisions of Section 8.02;

               13. Lease payments pursuant to leases of Telephones and Miscellaneous Equipment;

               14. The reimbursement to Owner of the amount of any Owner Deductions; and

               15. Such other costs and expenses incurred by Management Company or its Affiliates (not including the costs and expenses of providing the Central Office Services) as are specifically provided for elsewhere in this Agreement or are otherwise reasonably necessary for the proper and efficient operation of the Hotel (including, without limitation, the costs and expenses of all functions described in Section 2.03, to the extent such costs and expenses are not already treated as Deductions elsewhere in this definition of Operating Profit, unless, and to the extent that, any such costs and expenses are specifically stated not to be Deductions under any provision of this Agreement).

     The term "Deductions" shall not include (i) debt service payments pursuant to any Secured Loan, nor (ii) Ground Lease Rental or rental payments pursuant to any ground lease of the Site, nor (iii) any expenditures which are included within the definition of "Owner's Initial Cost"; all of which shall be paid by Owner from its own funds, and not from Gross Revenues nor from the FF&E Reserve. In no event shall the costs or expenses of providing the Central Office Services be treated as Deductions, or otherwise be reimbursed out of Gross Revenues; it being the intent of the parties that all such costs and expenses are to be paid by Management Company (or its Affiliates) from its own funds.

          "Owner" shall have the meaning set forth in the Preamble.  Subject to
           -----
compliance with Articles XVIII and XIX of this Agreement, the term "Owner" shall include all successors and assigns of the entity identified as the "Owner" in the Preamble.

          "Owner Deductions" shall mean amounts paid by Owner with respect to:
           ----------------
(i) premiums for the insurance policies described in Section 12.05; (ii) reasonable costs of any negotiations or Litigation with respect to any contest of Impositions, as described in Section 13.01 A; (iii) fees and expenses of technical consultants and operational experts which are retained by Owner, with the approval of Management Company, to give advice with respect to the operation of the Hotel; and (iv) any expenditures by Owner under clauses (i), (iii) or
(iv) of Section 5.02 D which are made prior to one hundred eighty (180) days after the Opening Date; provided, however, that expenditures by Owner which have been included within the definition of "Owner's Initial Cost" shall not be treated as Owner Deductions. The amount of any Owner Deductions paid by Owner shall be reimbursed to Owner (as a Deduction) in the Fiscal Year in which they were paid.

          "Owner's Distribution" shall mean, with respect to each Fiscal Year or
           --------------------
portion thereof during the Term, Operating Profit less any Incentive Management Fee due to Management Company.

          "Owner's Initial Cost" shall mean the dollar amount set forth on
           --------------------
Exhibit "A-1" hereto which amount shall include: (i) the purchase price paid by Owner for the Hotel; (ii) Owner's initial contribution to Working Capital pursuant to Section 7.01 A; (iii) Pre-Opening Expenses; (iv) Transaction Costs relating to the purchase by Owner of the Hotel(which shall be subject to post-closing adjustments to reflect actual costs incurred provided that such adjustments are made no later than ninety (90) days after the Opening Date); and
(v) such other amounts as are requested by Management Company to bring the Hotel up to Marriott Standards.

          "Owner's Investment" shall mean the sum total, as of any given point
           ------------------
in time during the Term, of: (i) the Owner's Initial Cost; plus (ii) any Additional Invested Capital expended by Owner; provided that each expenditure of Additional Invested Capital shall be added to the Owner's Investment (with respect to the Fiscal Year or Fiscal Years during which such expenditure(s) occurred) on a pro rata basis, beginning with the first full Accounting Period after such expenditures occurred, and thereafter over the remainder of the current Fiscal Year.

          "Owner's Priority" shall mean, with respect to each Fiscal Year
           ----------------
(prorated for any partial Fiscal Years) during the Term of this Agreement, a dollar amount equal to ten and seventy-five hundredths percent (10.75%) of the Owner's Investment for that Fiscal Year. If the Hotel has an Existing Ground Lease, the annual rental for such Fiscal Year pursuant to such Existing Ground Lease shall be added to the Owner's Priority (provided that such annual rental shall not include any payments made to the Ground Lessor which are in excess of the rent owed to the Ground Lessor for the use of the land comprising the Site).

          "Performance Termination Threshold" shall mean, with respect to each
           ---------------------------------
full Fiscal Year during the Term of this Agreement, a dollar amount equal to eight percent (8%) of Owner's Investment.

          "Post-Foreclosure Decision Date" shall have the meaning set forth in
           ------------------------------
Section 6.06.

          "Pre-Opening Activities" shall mean the following activities which
           ----------------------
shall be performed by Management Company prior to (or immediately after) the Opening Date; (1) recruiting, training and employing the staff required for the Hotel; (2) negotiating concession contracts (if any); (3) undertaking pre-opening promotion and advertising, including opening celebrations; (4) testing the operations of the Hotel; (5) providing, for a period to end not later than sixty (60) days after the Opening Date, a task force of experts and personnel to supervise and assist with certain pre-opening and opening operations; (6) assisting Owner in applying for the Licenses (including transfers of Licenses from Prior Manager to Management Company), where required for the operation of the Hotel as contemplated by this Agreement; (7) in general, rendering such other miscellaneous services incidental to the preparation and organization of the Hotel's operations as may be required for the Hotel to be adequately staffed and capable of operating on the Opening Date and thereafter.

          "Pre-Opening Expenses" shall mean the expenses relating to Pre-Opening
           --------------------
activities, which shall include, but not be limited to, salaries and wages (including those of personnel of Management Company and its Affiliates), costs of interim office space, professional fees, telephone expenses, staff hiring and training costs, travel and moving expenses, costs of opening celebrations, advertising and promotion expense, and miscellaneous expenses.

          "Prime Rate" shall mean the "prime rate" as published in the "Money
           ----------
 Rates" section of The Wall Street Journal; however, if such rate is, at any
                   --- ---- ------ -------
 time during the Term, no longer so published, the term "Prime Rate" shall mean the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate."

          "Prior Franchisor" shall mean the franchising company (if any) under
           ----------------
whose trademark and/or trade name the Hotel was operated immediately prior to the Opening Date.

          "Prior Manager" shall mean the management company (if any) which
           -------------
managed the Hotel, on behalf of Prior Owner, immediately prior to the Opening Date.

          "Prior Owner" shall have the meaning set forth in the Recitals.
           -----------

          "Proprietary Marks" shall mean all trademarks, trade names, symbols,
           -----------------
logos, slogans, designs, insignia, emblems, devices, service marks and distinctive designs of buildings and signs, or combinations thereof, which are used to identify hotels in the Marriott Hotel System. The term "Proprietary Marks" shall also include all trade names, trademarks, symbols, logos, designs, etc. which are used in connection with the operation of the Hotel during the Term (such as, without limitation, the names of the restaurants and lounges). The term "Proprietary Marks" shall include all present and future Proprietary Marks, whether they are now or hereafter owned by Management Company or one of its Affiliates, and whether or not they are registered under the laws of the United States or any other country. The names "Marriott", "Marriott Hotels" and "Marriott Resorts", and any of the foregoing used in conjunction with other words or names, are examples of Proprietary Marks. Notwithstanding the foregoing, those trade names, trademarks, symbols, logos, designs, etc., which are specifically set forth on Exhibit "F" hereto shall be deemed to be "Proprietary Marks" only for so long as this Agreement is in effect, and such Proprietary Marks shall revert to the exclusive control of Owner as of the date of Termination.

          "Proprietary Signage" shall mean any signage used in connection with
           -------------------
the Hotel (including both interior and exterior signage, and including billboards and other signage not located on the Site) which contains one or more Proprietary Marks; any signage which contains the word "Marriott" shall automatically be deemed to be Proprietary Signage.

          "Prospectus" shall have the meaning set forth in Section 20.05.
           ----------

          "Qualified Lender" shall mean any Holder, from time to time, of any
           ----------------
Qualified Loan with respect to which Management Company has received a written notice (pursuant to Section 20.09 of this Agreement) stating: (i) the name and address of such Holder; and (ii) that such Holder is a "Qualified Lender" pursuant to the terms of this Agreement.

          "Qualified Loan" shall mean any Secured Loan in which the initial
           --------------
principal amount, as of the date such Secured Loan is incurred, when added to the current principal balance of all existing Secured Loans as of that date, is less than or equal to the greater of the following:

          (i)   Seventy percent (70%) of Owner's Investment; or

    (ii) the result obtained by (a) dividing the Operating Profit for the thirteen (13) most recent full Accounting Periods by the Coverage Ratio; then, (b) multiplying the result of clause (a) by the Capitalization Multiple; or

    (iii) the existing balance of any Secured Loans encumbering the Hotel immediately prior to the date of the incurrence of such Qualified Loan, plus commercially reasonable Transaction Costs associated with such refinancing up to an amount equal to four percent (4%) of the principal amount of such Qualified Loan.

In addition, regardless of whether or not the above test set forth in clauses
(i), (ii) and (iii) is
satisfied, (a) the existing (as of the Effective Date) balance of any Secured Loan which is secured by an Existing Mortgage shall be deemed to be a "Qualified Loan"; and (b) any Secured Loan which is secured by a Mortgage and with respect to which Management Company, in it sole discretion, shall have given its written approval shall be deemed to be a "Qualified Loan" (provided that an approval by Management Company that a given Secured Loan shall be deemed to be a Qualified Loan hereunder shall only apply to the specific hotel or hotels which are described in such approval, and shall not be deemed to be an approval with respect to other hotels, regardless of whether such Secured Loan by its terms permits the substitution or addition of such other hotels as security for such Secured Loan).

          "Renewal Term" shall have the meaning set forth in Section 4.01 A.
           ------------

          "Required Capital Expenditures" shall have the meaning set forth in
           -----------------------------
Section 8.03 A.

          "Restricted Area" shall mean that area which is described in the
           ---------------
narrative which is set forth in Exhibit "D" and which is shown on the map attached hereto as Exhibit "D-1"; if there are conflicts between the narrative description in Exhibit "D" and the map shown on Exhibit "D-1", the narrative description shall govern.

          "Restricted Hotel" shall mean any hotel whose size, facilities and
           ----------------
market positioning are such that, if such hotel had been operated by Management Company or one of its Affiliates as of the Effective Date, it would have been operated as a member of the Marriott Hotel System (that is, as a "full-service" hotel, as opposed to one of the limited service brands also operated by Affiliates of Marriott). The term "Restricted Hotel" shall not include any one or more of the following: (i) any existing (as of the Effective Date) member of the Marriott Hotel System which is within the Restricted Area; (ii) any Courtyard by Marriott (or other similar moderate-price lodging product) or any Residence Inn by Marriott (or other similar extended-stay lodging product) or any Fairfield Inn (or other similar economy-price lodging product); (iii) any hotel or hotels which are members of a chain of hotels (provided that such chain has a minimum of four (4) or more hotels in operation), all or substantially all (but in no event less than four (4) hotels) of which is acquired by, or merged with, or franchised by or joined through marketing agreement with, Management Company or one of its Affiliates (or the operation of which is transferred to Management Company or one of its Affiliates); (iv) any hotel or hotels which are members of a group of hotels which is (in a single transaction with a single seller or transferor) acquired by, or merged with, or franchised by or joined through marketing agreement with, Management Company or one of its Affiliates (or the operation of which is transferred to Management Company or one of its Affiliates), provided that such group of hotels contains no fewer than four (4) hotels; (v) any future lodging product developed by Management Company or one of its Affiliates which is not a lodging product which would have been included within the Marriott Hotel System, as such system existed as of the Effective Date; or (vi) any existing non-Marriott hotel within the Restricted Area which is specifically designated on Exhibit "D" as not being a Restricted Hotel.

          "Revenue Data Publication" shall mean Smith's STAR Report, a monthly
           ------------------------
publication distributed by Smith Travel Research, Inc. of Gallatin, Tennessee, or an alternative source, reasonably satisfactory to both parties, of data regarding the Revenue Per Room of hotels in the general trade area of the Hotel. The "competitive set" for the Hotel shall be determined (with periodic adjustments) by Management Company, subject to Owner's approval (such approval not to be unreasonably withheld). If such Smith's STAR Report is discontinued in the future, or ceases (in the reasonable opinion of either Owner or Management Company) to be a satisfactory source of data regarding the Revenue Per Room of various hotels in the general trade area of the Hotel, Management Company shall select an alternative source, subject to Owner's approval (such approval not to be unreasonably withheld). If the parties fail to agree on either such competitive set or such alternative source, as the case may be, within a reasonable period of time, the matter shall be resolved by arbitration pursuant to Section 20.13.

          "Revenue Index" shall mean that fraction which is equal to (a) the
           -------------
Revenue Per Room for the Hotel, divided by (b) the average Revenue Per Room for the hotels in the Hotel's competitive set (including the Hotel), as set forth in the Revenue Data Publication. Appropriate adjustments shall be made in the event of a major renovation of the Hotel.

          "Revenue Index Threshold" shall mean the fraction equal to ninety-five
           -----------------------
(95) divided by one hundred (100), or .95 as a decimal. However, if the entry of a new hotel into the Hotel's competitive set (or the removal of a hotel from such competitive set) causes significant variations in the Revenue Index which do not reflect the Hotel's true position in the relevant market, appropriate adjustments shall be made to the Revenue Index Threshold by mutual consent of Owner and Management Company (neither such consent to be unreasonably withheld).

          "Revenue Per Room" shall mean (i) the term "revenue per room" as
           ----------------
defined by the Revenue Data Publication; or (ii) if the Revenue Data Publication is no longer being used (as more particularly set forth in the definition of "Revenue Data Publication"), the aggregate gross room revenues of the hotel in question for a given period of time divided by the total room nights for such period. If clause (ii) of the preceding sentence is being used, a "room" shall be a hotel guestroom which is keyed as a single unit, and shall include rooms which are temporarily unavailable due to (i) maintenance, or (ii) ongoing renovation work.

          "ROI Capital Expenditures" shall mean such Capital Expenditures as are
           ------------------------
required, in Management Company's reasonable judgment, to keep the Hotel in a competitive, efficient and economical operating condition (which Management Company shall substantiate by demonstrating a reasonable return on the proposed investment to be made by Owner), in accordance with the Marriott Standards; provided that the term "ROI Capital Expenditures" shall in no event include expenditures which are within the definition of Required Capital Expenditures.

          "Sale of the Hotel" shall mean any sale, assignment, transfer or other
           -----------------
disposition, for value or otherwise, voluntary or involuntary, of Owner's title to the Hotel or the Site (either fee or leasehold title, as the case may be), but shall not include a collateral assignment intended to provide security for a loan. For purposes of this Agreement, a "Sale of the Hotel" shall also include a lease (or sublease) of the entire Hotel or Site. The phrase "Sale of the Hotel" shall also include any sale, transfer, or other disposition, for value or otherwise, in a single transaction or a series of related transactions, of the controlling interest in Owner. If Owner is a corporation, the phrase "controlling interest" shall mean the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of Owner (through ownership of such shares or by contract). If Owner is not a corporation, the phrase "controlling interest" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Owner. Notwithstanding the foregoing, the term "Sale of the Hotel" shall not include any sale, assignment, transfer or other disposition of the Hotel or the Site by Owner to an Affiliate of Owner.

          "Sale/leaseback Transaction" shall have the meaning set forth in
           --------------------------
Section 6.09.

          "Second Notice" shall have the meaning set forth in Section 6.02.
           -------------

          "Secured Loan" shall mean and include (a) any indebtedness secured by
           ------------
a Mortgage encumbering the Hotel or all or any part of Owner's interest therein; and (b) all amendments, modifications, supplements and extensions of any such Mortgage.

          "Secured Loan Acceleration" shall mean the acceleration of the
           -------------------------
indebtedness incurred pursuant to any Secured Loan, as a result of a default under the terms and conditions of such Secured Loan.

          "Seller" shall have the meaning set forth in Section 6.09.
           -----

          "Settlement Threshold Amount" shall mean the greater of (i) One
           ---------------------------
Hundred Thousand Dollars ($100,000) (as adjusted by the GDP Deflator); or (ii) a dollar amount (to be re-determined whenever reasonably necessary) equal to the highest amount paid in a representative sampling of Employee Claims which have been settled within the preceding twelve (12) months, where each of such settlements can be reasonably characterized as being (i) within the normal course of business at the Hotel, and (ii) within the range of similar settlements at other hotels comparable to the Hotel. Any dispute between the parties as to the appropriate amount under clause (ii) of the preceding sentence shall be submitted to arbitration under Section 20.13.

          "Site" shall mean the parcel or parcels of land described in Exhibit
           ----
"A" attached hereto.

          "Soft Goods" shall mean all fabric, textile and flexible plastic
           ----------
products (not including items which are classified as "Fixed Asset Supplies" under the Uniform System of Accounts) which are used in furnishing the Hotel, including, without limitation: carpeting, drapes, bedspreads, wall and floor coverings, mats, shower curtains and similar items.

          "Software" shall mean all computer software and accompanying
           --------
documentation (including all future upgrades, enhancements, additions, substitutions and modifications thereof), other than computer software which is commercially available, which are used by Management Company in connection with the property management system, the reservation system and all future electronic systems developed by Management Company for use in the Hotel.

          "Subsequent Owner" shall mean any individual or entity which acquires
           ----------------
title to or possession of the Hotel at or through a Foreclosure.

          "Telephones and Miscellaneous Equipment" shall mean the following
           --------------------------------------
equipment used in the Hotel and all ancillary equipment: (i) telephones; (ii) miscellaneous office equipment such as copiers, postage meters, etc.; (iii) television sets; and (iv) audio-visual equipment.

          "Term" shall mean the Initial Term plus all Renewal Terms.
           ----

          "Termination" shall mean the expiration or sooner cessation of this
           -----------
Agreement.

          "Transaction Costs" shall mean, with respect to either (x) the
           -----------------
incurring of any Secured Loan, or (y) the computation of Owner's Initial Cost, as the case may be, all normal transaction costs (to the extent actually incurred) including, without limitation, the following: state and local transfer taxes; escrow fees; recording costs; Mortgage recording taxes; costs of any survey; reasonable fees of the Holder's outside attorneys and accountants; appraisal fees; title insurance premiums; financing costs (including "points"); reasonable attorneys' fees of Owner in connection with such Secured Loan or Owner's Initial Cost, as the case may be; environmental inspection, testing and reporting fees; and brokerage commissions (provided that no such brokerage commissions shall be recognized as "Transaction Costs" hereunder if they are made to a person or entity affiliated with Owner, to the extent (if any) that such payments exceed the normal customary amounts).

          "Uniform System of Accounts" shall mean the Uniform System of Accounts
           --------------------------
for Hotels, Eighth Revised Edition, 1986, as published by the Hotel Association of New York City, Inc.

          "Working Capital" shall mean assets which are used in the day-to-day
           ---------------
operation of the Hotel's business, including, without limitation, amounts kept in petty cash funds, amounts deposited in operating bank accounts, receivables, prepaid expenses and funds expended to purchase Inventories, less accounts payable and accrued current liabilities.

                               END OF ARTICLE I

                                  ARTICLE II
                       APPOINTMENT OF MANAGEMENT COMPANY
                       ---------------------------------

          2.01 Appointment
               -----------

          Owner hereby appoints and employs Management Company as Owner's exclusive agent to supervise, direct and control the management and operation of the Hotel for the Term provided in Article IV. Management Company accepts said appointment and agrees to manage the Hotel during the Term of this Agreement in accordance with the terms and conditions hereinafter set forth. The performance of all activities by Management Company hereunder shall be for the account of Owner.

          2.02 Delegation of Authority
               -----------------------

          Except as otherwise specifically set forth in this Agreement, Hotel operations shall be under the exclusive supervision and control of Management Company which, except as otherwise specifically provided in this Agreement, shall be responsible for the proper and efficient operation of the Hotel. Management Company shall have discretion and control, free from interference, interruption or disturbance, but in all respects subject to the provisions of this Agreement, in all matters relating to management and operation of the Hotel, including, without limitation, the following: charges for rooms and commercial space; credit policies; food and beverage services; employment policies; granting of leases, licenses and concessions for shops and agencies within the Hotel (provided that the term of any such lease, license or concession shall not exceed the Term of this Agreement; and provided further that Owner's consent shall be required prior to the execution by Management Company of any such lease, license or concession which (i) has a term of more than five (5) years, or (ii) involves more than one thousand (1,000) square feet of space within the Hotel); receipt, holding and disbursement of funds; maintenance of bank accounts; procurement of Inventories, supplies and services; promotion and publicity; and, generally, all activities necessary for operation of the Hotel.

          2.03 Operational Standards
               ---------------------

          In accordance with the Marriott Standards and the other terms of this Agreement, Management Company shall, in connection with the Hotel, perform each of the following functions (provided that in all cases, except as otherwise specifically set forth in this Agreement, the costs and expenses of performing such functions shall be Deductions):

          A. Cooperate with Owner with respect to Owner's efforts to obtain the initial Licenses necessary to commence operating the Hotel as of the Opening Date; thereafter, Management Company shall obtain and keep in full force and effect, either in its own name on behalf of Owner or in Owner's name, as may be required by the Legal Requirements, any and all Licenses necessary for the operation of the Hotel, to the extent the same is within the control of Management Company (or, if same is not within the control of Management Company,

Management Company shall use all due diligence and reasonable efforts to obtain and keep same in full force and effect).

          B. Recruit, employ, supervise, direct and (when appropriate) discharge all of the employees at the Hotel.

          C. Establish and revise, as necessary, administrative policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner.

          D.  Plan, execute, and supervise repairs and maintenance at the Hotel.

          E. Procure (as agent for Owner) all Fixed Asset Supplies and Inventories.

          F.  Maintain the Operating Accounts.

          G. Prepare and deliver Accounting Period Statements, Annual Operating Statements, Annual Operating Budgets, Building Estimates, FF&E Estimates, and such other budgets and reports as are required by this Agreement.

          H. Establish prices, rates and charges for services provided in the Hotel, including room rates.

          I. As agent for Owner, negotiate and enter into leases, concessions and licenses for shops and other facilities within the Hotel; provided, however, that notwithstanding any provision in this Agreement to the contrary, Management Company shall not enter into any leases, licenses or concessions for shops or other facilities or agencies at the Hotel for any "non-hotel use" (which shall be defined as any use which is not ultimately for the benefit of the hotel guest; permitting third parties to install cellular telephone and/or other telecommunications antennas at the Hotel (other than to service Hotel equipment) or entering into any lease, license or concession relating to conducting time-share activities are examples of "non-hotel uses") without the prior written consent of Owner, which consent may be withheld in Owner's sole discretion.

          J. Administer the leases, concessions and licenses for shops and other facilities within the Hotel (whether entered into pursuant to subsection I, above, or otherwise).

          K.  Provide the Central Office Services and the
Chain Services.

          L. Provide, or cause to be provided, risk management services relating to the types of insurance required to be obtained or provided by Management Company under this Agreement, provided that the costs and expenses of providing such services are to be paid as described in Section 12.04 B.

          M. Reasonably cooperate with Owner concerning (i) disputes with any Holder regarding the Hotel, (ii) contests of Impositions and Legal Requirements, and (iii) adjustments of insurance claims and condemnation awards involving the Hotel.

          N. Reasonably cooperate (provided that Management Company shall not, except as otherwise specifically set forth in Section 6.01, be obligated to enter into any amendments of this Agreement) with Owner in any attempt(s) by Owner to effectuate a Sale of the Hotel (provided that nothing herein shall affect the provisions of Section 20.05), or to obtain any Secured Loan. Such cooperation shall include, without limitation: (i) answering any reasonable questions by prospective purchasers and Holders; (ii) preparing lists and schedules of leases, concessions, FF&E, Fixed Asset Supplies, Inventories, and similar items; and (iii) making such certifications and representations to Owner, to such purchasers and to such Holders, regarding the Hotel and the operation thereof, as Owner may reasonably request (taking into account the extent of Management Company's control and responsibility provided for hereunder). Owner shall promptly reimburse Management Company, from its own funds and not as a Deduction, for the reasonable costs and expenses incurred by Management Company in connection with any actions necessary to comply with the requirements of this Section 2.03 N, provided that such actions are not otherwise required under other provisions of this Agreement.

          O. Arrange for and supervise public relations and advertising, and prepare annual marketing plans.

          P. Endeavor to manage the timing of expenditures to replenish Inventories, Fixed Asset Supplies, payments on accounts payable and collections of accounts receivable, so as to avoid or minimize any cash deficits with respect to Hotel operations, which deficits would otherwise require additional funding of Working Capital by Owner.

          Q. Comply with all provisions in the Existing Ground Lease and in any Existing Mortgages which are by their terms applicable to the operation of the Hotel; provided, however, that all practices and procedures used by Management Company in the operation of the Hotel as of the Effective Date shall be deemed to be in compliance with the Existing Ground Lease and all Existing Mortgages; but provided further, that if either the Ground Lessor or any Holder under an Existing Mortgage shall, from time to time, notify Management Company that it has determined that certain practices and procedures which are used by Management Company in the operation of the Hotel are not in compliance with the provisions of the Existing Ground Lease or such Existing Mortgage (as the case may be), Management Company shall promptly alter such practices and procedures to ensure such compliance; and provided further, that if such compliance would require work by Management Company which is beyond the normal course of Hotel operations, or would impose additional financial burdens on the Hotel which are beyond the normal course of Hotel operations, Owner (from its own funds, not as a Deduction) shall compensate Management Company for such work and such additional burdens.

          2.04 Limitations on Authority
               ------------------------

          Notwithstanding anything in Section 2.02 or elsewhere in this Agreement to the contrary (unless otherwise stated in this Section 2.04), and in addition to the various other provisions of this Agreement which prohibit Management Company from taking certain actions or which allow certain actions only if Owner's consent thereto has been obtained, Management Company shall not, without the prior written approval of Owner, which approval Owner may withhold in its sole discretion, perform any of the following actions in connection with the Hotel and on behalf of or burdening Owner:

               1.  Acquiring any land or interest therein;

               2. Acquiring any capital assets or interest therein except (i) items in the approved Building Estimate, and (ii) FF&E, Fixed Asset Supplies and Inventories (to the extent the same constitute capital assets) in the ordinary course of business as expressly provided for in this Agreement;

               3. Financing, refinancing or mortgaging of any portion of the Hotel or the revenue due to Owner therefrom;

               4. Selling (other than dispositions of FF&E, Fixed Asset Supplies and Inventories in the ordinary course of business as expressly provided for in this Agreement), leasing (other than as expressly provided for in this Agreement), or other transferring of, or the pledging or placing of any lien or encumbrance on, any part of the Hotel;

               5. In the event of a total or partial condemnation, consenting to any award or participating in any condemnation proceeding, except as expressly provided for in this Agreement;

               6. Entering into, modifying or terminating any lease, concession or license, except to the extent permitted under Section 2.02;

               7. Adjusting any claim or settling any Litigation which (a) is not covered by any of the insurance policies described in Article XII and is not an Employee Claim, and which would result in a Deduction or payment in excess of Five Hundred Thousand Dollars ($500,000) in any Fiscal Year, as adjusted by the GDP Deflator, or (b) would impose on Owner any material liability or obligation other than the payment of money, or would require Owner to make any material admission; or

               8. Adjusting any claim, under the applicable property insurance policies, regarding injury or damage to the Hotel or its contents, where the estimated cost of restoration is in excess of One Million Dollars ($1,000,000), as adjusted by the GDP Deflator.

          2.05 Covenants, Conditions or Restrictions
               -------------------------------------

          A. As of the Effective Date, there are existing covenants, conditions, restrictions and/or agreements, including reciprocal easements or cost-sharing arrangements (all of the foregoing types of encumbrances on the Hotel, or agreements relating to the Hotel, whether existing as of the Effective Date or not, shall be collectively referred to as "CC&R's"; those CC&R's which are in existence as of the Effective Date, and which are referenced in the title insurance policy, a copy of which is attached hereto as Exhibit "G", shall be referred to in this Agreement as "Existing CC&R's"). Management Company hereby gives its consent to all Existing CC&R's. All costs, expenses and charges which are imposed on the Hotel under the Existing CC&R's shall be paid from Gross Revenues as Deductions; provided, however, that any such costs, expenses or changes which are treated under generally-accepted accounting principles as "capital expenditures" (for example, building a common roadway) shall be treated as expenditures under
Section 8.03 for purposes of this Agreement.

          B. CC&R's which are entered into, or become encumbrances on the Hotel and/or the Site, after the Effective Date shall be referred to in this Agreement as "Future CC&R's." Owner agrees that it will give Management Company written notice of its intention to execute any Future CC&R's, such notice to be reasonably in advance of the execution thereof. Owner covenants that, during the Term of this Agreement, there will not be (unless Management Company has given its prior written consent thereto) any Future CC&R's affecting the Site or the
Hotel: (i) which purport to impose any material financial obligations on the Hotel; (ii) which would prohibit or limit Management Company from operating the Hotel, including cocktail lounges, restaurants and other facilities customarily a part of or related to a first-class hotel, in accordance with the Marriott Standards; or (iii) which would allow Hotel facilities (for example, parking spaces) to be used by persons other than guests, invitees or employees of the Hotel.

          C. All financial obligations imposed on Owner or on Management Company or on the Hotel pursuant to any Future CC&R's shall be paid by Owner from its own funds, and not from Gross Revenues or from the FF&E Reserve, unless Management Company has given its prior written consent to such Future CC&R's. Management Company agrees that it will not unreasonably withhold its consent to any such Future CC&R's; provided, however, that Management Company shall be entitled to withhold its consent in its discretion if a proposed Future CC&R would have a material impact on the operation of the Hotel, as described in clauses (i), (ii) or (iii) of Section 2.05 B.

          2.06 Licenses and Permits
               --------------------

          Owner agrees that, upon request by Management Company, it will sign promptly and without charge applications for Licenses necessary for operation of the Hotel.

                               END OF ARTICLE II

                                  ARTICLE III
                                     HOTEL
                                     -----

          3.01 Ownership of Hotel
               ------------------

          A. Owner hereby represents that: (i) it has no reason to believe that title to the Site and the Hotel is other than as set forth in the title policy, a copy of which is attached as Exhibit "G" hereto; and (ii) that it has purchased title insurance with regard to such title, as described in said Exhibit "G". If, notwithstanding the foregoing, the title to the Site and/or the Hotel is other than as set forth in Exhibit "G", and, as a result, this Agreement is terminated prior to the tenth (10th) anniversary of the Opening Date, Owner shall (as of the date of such Termination) pay Management Company a termination fee equal to twice the amount of the Base Management Fees and Incentive Management Fees payable to Management Company with respect to the most recent full Fiscal Year. Owner hereby covenants that, throughout the Term of this Agreement, it will not change the status of title to the Site from that which is in existence as of the Effective Date (as described on Exhibit "G" hereto), except that Owner shall have the right either (i) to effectuate a Sale of the Hotel in accordance with Article XIX, or (ii) to encumber the Site and the Hotel with the following:

                 1. Mortgages which are given to secure any one or more Qualified Loans;
                 2. Liens for Impositions or other public charges not yet due or which are being contested in good faith; and

                 3. Easements or other encumbrances (not including those described in subsection 1 or 2 above) which do not adversely affect the operation of the Hotel by Management Company and which are not prohibited pursuant to Section 2.05 B of this Agreement.

                              END OF ARTICLE III

                                  ARTICLE IV
                                     TERM
                                     ----

     4.01  Term
           ----

     A. The initial term ("Initial Term") of this Agreement shall commence with the Effective Date and, unless sooner terminated as herein provided, shall continue until the expiration of the twentieth (20th) full Fiscal Year after the Effective Date. The Term shall thereafter be automatically renewed for one period of eleven (11) full Fiscal Years ("Renewal Term"), unless either: (i) Management Company, at its option, notifies Owner, in accordance with Section 20.09, at any time within the period of eighteen (18) months prior to the expiration of the Initial Term of its intention not to renew; or (ii) Management Company has committed an Event of Default, and has been notified by Owner of such Event of Default, under Article XVI of this Agreement, as of the date of such renewal; or (iii) the average annual Operating Profit, computed with respect to the most recent three (3) full Fiscal Years prior to the date of such renewal, does not equal or exceed the Extension Threshold calculated for the same period of time.

     B. If Management Company so notifies Owner of its intention not to renew pursuant to Section 4.01 A, Management Company shall continue to manage the Hotel pursuant to this Agreement until the termination date set forth in such notice, provided that such termination date shall be: (i) no less than twelve
(12) months after the date of such notice, and (ii) in no event earlier than the expiration date of the Initial Term. Such termination date may be after the expiration of the Initial Term, provided that the requirements of the preceding sentence are satisfied. However, if Management Company has so notified Owner of its intention not to renew, Owner may, at its option, by written notice to Management Company at least ninety (90) days prior to the date on which Owner desires Termination to occur, reduce the period of time prior to Termination to any shorter period of time which Owner desires, provided that such shorter period of time shall be at least the greater of: (a) ninety (90) days (beginning as of the date of such notice from Owner), or (b) the minimum period (the "Minimum Period") of time which Management Company reasonably decides is prudent, given the requirements of the applicable Employment Laws regarding employee discharges. If the Term of this Agreement is not renewed pursuant to clause (iii) of Section 4.01 A (as opposed to clause (i) or (ii) thereof), the Term shall be automatically extended for the Minimum Period (despite such non-renewal). In no event shall the fact that Management Company may, pursuant to either of the two (2) preceding sentences, be managing the Hotel after the expiration of the Initial Term be construed as an election by Management Company to renew the Term, if Management Company has elected (in accordance with this Section 4.01) not to so renew.

     C. If Owner has the right, under the provisions of the Existing Ground Lease, to elect to renew or extend the term of the Existing Ground Lease, Owner shall so notify Management Company at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period within which Owner is obligated to notify the Ground Lessor of its election to renew or extend the term of the Existing Ground Lease. Such notice from Owner shall contain all of the relevant facts about the impending election to renew or extend, including the length of the period of renewal or extension. Unless Management Company notifies Owner, within a period of ninety (90) days after receipt of the foregoing notice from Owner, that Management Company disapproves the renewal or extension of the term of the Existing Ground Lease, Owner will, by proper notice to the Ground Lessor, within the applicable time period under the Existing Ground Lease, elect to renew or extend the term of the Existing Ground Lease.

     D. If, after proper notice from Owner in accordance with Section 4.01 C, Management Company fails to disapprove the renewal or extension of the term of the Existing Ground Lease, the Term of this Agreement shall be deemed to be automatically extended to the later of: (i) the expiration of the term of the Existing Ground Lease, as renewed or extended in accordance with Section 4.01 C; or (ii) the date on which the Term of this Agreement would otherwise have expired absent this sentence. If, in order to comply with the preceding sentence, it is necessary for Management Company to waive its option not to renew with respect to one or more Renewal Terms, such waiver shall be deemed to have been given; however, Management Company shall retain the right not to renew (as more particularly described in Section 4.01 A) as to any portion of such Renewal Term which would occur after the expiration of the term of the Existing Ground Lease, as renewed or extended in accordance with Section 4.01 C.

     E. If, after proper notice from Owner in accordance with Section 4.01 C, Management Company disapproves the renewal or extension of the term of the Existing Ground Lease, the Term of this Agreement shall be deemed to be automatically reduced to the earlier of: (i) the expiration of the term of the Existing Ground Lease; or (ii) the date on which the Term of this Agreement would otherwise have expired absent this sentence.

     4.02  Actions to be Taken Upon Termination
           ------------------------------------

     Upon a Termination of this Agreement, the following shall be applicable:

     A. Management Company shall, within sixty (60) days after Termination of this Agreement, prepare and deliver to Owner a final accounting statement with respect to the Hotel, as more particularly described in Section 9.01 hereof, along with a statement of any sums due from Owner to Management Company pursuant hereto, dated as of the date of Termination. Within thirty (30) days after the receipt by Owner of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of an Event of Default by either party, in which case the defaulting party shall pay such cost. Management Company and Owner acknowledge that there may be certain adjustments for which the necessary information will not be available at the time of such final accounting, and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that (unless there are ongoing disputes of which each party has received notice) all accounts shall be deemed final as of one hundred eighty (180) days after such Termination.

     B. As of the date of the final accounting referred to in subsection A above, Management Company shall release and transfer to Owner any of Owner's funds which are held or controlled by Management Company with respect to the Hotel, with the exception of funds to be held in escrow pursuant to Section
12.04 and Section 14.01 F. During the period between the date of Termination and the date of such final accounting, Management Company shall pay (or reserve against) all Deductions which accrued (but were not paid) prior to the date of Termination, using for such purpose any Gross Revenues which accrued prior to the date of Termination.

     C. Management Company shall make available to Owner such books and records respecting the Hotel (including those from prior years, subject to Management Company's reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Hotel for the year in which the Termination occurs and for any subsequent year. Such books and records shall not include: (i) employee records which must remain confidential either under Legal Requirements or under reasonable chain-wide corporate policies of Management Company; or (ii) any Intellectual Property.

     D. Management Company shall (to the extent permitted by Legal Requirements) assign to Owner, or to any other manager employed by Owner to operate and manage the Hotel, all operating Licenses for the Hotel which have been issued in Management Company's name; provided that if Management Company has expended any of its own funds in the acquisition of any of such Licenses, Owner shall reimburse Management Company therefor if it has not done so already.

     E. All Proprietary Signage shall be removed by Management Company from the Hotel and from the Site (and from any locations other than the Site). The cost of such removal shall be a Deduction, unless the Termination occurs either: (i) as a result of an Event of Default by either party, in which case the defaulting party shall pay the cost of such removal from its own funds, and not as a Deduction; or (ii) as a result of Management Company's election not to renew the Term, as of the expiration of either the Initial Term or any Renewal Term (as the case may be), in which case Management Company shall pay the cost of such removal from its own funds, and not as a Deduction.

     F. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections 7.01, 10.02, 10.03, 10.04, 12.04 B, and 14.01 F.

     G. Management Company shall cooperate with the new operator of the Hotel as to effect a smooth transition and shall peacefully vacate and surrender the Hotel to Owner.

     The provisions of this Section 4.02 shall survive any Termination.

     4.03  Performance Termination
           -----------------------

     A. Subject to the provisions of Section 4.03 B below, Owner shall have the option to terminate this Agreement if:

          1. With respect to any two (2) consecutive Fiscal Years (not including any period of time prior to the third (3rd) anniversary of the Effective Date), Operating Profit, less the amount of Ground Lease Rental, for each of such two (2) Fiscal Years is less than the Performance Termination Threshold; and

          2. The Revenue Index of the Hotel during each of such two (2) consecutive Fiscal Years is less than the Revenue Index Threshold (provided, however, that if Management Company elects under Section 4.03 B to avoid Termination by making a Cure Payment, this subclause (2) of Section 4.03 A shall be deemed to be deleted from this Agreement with respect to any subsequent election by Owner to terminate this Agreement pursuant to Section 4.03 A); and

          3.  The fact that the Hotel is not meeting the test set forth in
Section 4.03 A(1) is not the result of either (x) Force Majeure or (y) any major renovation of the Hotel.

Such option to terminate shall be exercised by serving written notice thereof on Management Company no later than sixty (60) days after the receipt by Owner of the annual accounting under Section 9.01 hereof for the second (2nd) of the two
(2) Fiscal Years referred to in Section 4.03 A(1). If Management Company does not elect to avoid such Termination pursuant to Section 4.03 B below, this Agreement shall terminate as of the end of the fourth (4th) full Accounting Period following the date on which Management Company receives Owner's written notice of its intent to terminate this Agreement; provided that such period of time shall be extended as required by applicable Legal Requirements pertaining to the termination of the employment of the employees at the Hotel. Owner's failure to exercise its right to terminate this Agreement pursuant to Section
4.03 A with respect to any given Fiscal Year shall not be deemed an estoppel or waiver of Owner's right to terminate this Agreement with respect to subsequent Fiscal Years to which this Section 4.03 A may apply.

     B. Upon receipt of a written notice of Termination sent by Owner to Management Company pursuant to Section 4.03 A, Management Company shall have the option, subject to Section 4.03 C below, to be exercised by written notice (the "Cure Notice") to Owner within sixty (60) days after receipt of said notice from Owner, to avoid such Termination by making a Cure Payment (as defined below). The term "Cure Payment" shall mean: (i) with respect to the first (1st) occasion on which Owner elects to terminate this Agreement pursuant to Section 4.03A, either of the following two (2) choices (whichever Management Company shall elect): (x) the payment to Owner of the aggregate amount, with respect to each of the two (2) consecutive Fiscal Years described in Section 4.03 A (1), by which Operating Profit was less than the Performance Termination Threshold; or
(y) the waiver by Management Company of receipt of the Base Management Fees during the Cure Period (as defined below); and (ii) with respect to the second
(2nd) occasion on which Owner elects to terminate this Agreement pursuant to
Section 4.03A, the
waiver by Management Company of receipt of the Base Management Fees during the Cure Period. The term "Cure Period" shall mean the period of two (2) consecutive calendar years, beginning with the first full Accounting Period after the date of the Cure Notice. In the event Management Company elects to avoid such Termination pursuant to this Section 4.03 B, the two consecutive Fiscal Years referred to in Section 4.03 A(1) with respect to which such election was made shall thereafter not be treated, for purposes of subsequent elections by Owner pursuant to Section 4.03 A, as Fiscal Years in which the circumstances described in Section 4.03 A(1) have occurred. If Management Company exercises such option to make a Cure Payment, then (i) the foregoing Owner's election to terminate this Agreement under Section 4.03 A shall be canceled and of no force or effect and this Agreement shall not terminate. In the event Management Company elects to waive the Base Management Fee for the Cure Period, then Owner shall not be entitled to send any subsequent written notice of Termination pursuant to
Section 4.03 until the expiration of the Cure Period. Management Company's election to avoid a Termination (pursuant to this Section 4.03 B) shall not affect the right of Owner, as to each subsequent Fiscal Year to which Section
4.03 A applies, to again elect to terminate this Agreement, pursuant to the provisions of Section 4.03 A (provided that, in the case of an election by Management Company to waive receipt of the Base Management Fee during the Cure Period, such election by Owner to terminate shall be made only after the expiration of the Cure Period). If Management Company does not exercise its option to make a Cure Payment pursuant to this Section 4.03 B, then this Agreement shall be terminated as of the date set forth in Section 4.03 A. An election by Management Company to avoid a Termination pursuant to this Section
4.03 B shall only operate to cancel Owner's election to terminate this Agreement under Section 4.03 A, and shall not operate to cure any outstanding Defaults by Management Company under Article XVI.

     C. Management Company shall be entitled to avoid Termination by exercise of its rights pursuant to Section 4.03 B on only two (2) occasions during the Term of this Agreement. In the event of a subsequent election by Owner to terminate this Agreement pursuant to Section 4.03 A, after the expiration of the Cure Period which follows the second (2nd) exercise by Management Company of its right to avoid Termination pursuant to Section 4.03 B, Management Company shall not again be entitled to avoid Termination under Section 4.03 B.

                               END OF ARTICLE IV

                                   ARTICLE V
               COMPENSATION OF MANAGEMENT COMPANY; DISTRIBUTIONS
               -------------------------------------------------

     5.01  Management Fees
           ---------------
     In consideration of services to be performed during the Term of this Agreement, Management Company shall retain the Management Fees.

     5.02  Accounting and Interim Payments
           -------------------------------

     A. On or before the twentieth (20th) day after the close of each Accounting Period, Management Company shall deliver to Owner a reasonably detailed accounting statement (the "Accounting Period Statement") in substantially the form set forth in Exhibit "B" hereto. Upon Owner's written request therefor, Management Company shall forward copies of any such Accounting Period Statement to any Holders or Ground Lessors, at the addresses specified by Owner. Such Accounting Period Statement shall set forth the results of the operations (by department) of the Hotel for the preceding Accounting Period and for the Fiscal Year-to-date, all in accordance with generally accepted accounting principles applied on a consistent basis. Each Accounting Period Statement shall be accompanied by a statement, by either the controller of the Hotel or Management Company's regional controller, that, to the best of his or her knowledge and belief, and subject to routine year-end audit and adjustment, such Accounting Period Statement is true and correct in all material respects. Each Accounting Period Statement shall include: (i) calculations of Gross Revenues, Deductions, Operating Profit, the Management Fees; and (ii) comparisons with the applicable Annual Operating Budget. With each such Accounting Period Statement, Management Company shall transfer any interim Owner's Distribution due to Owner, and shall retain any interim Management Fees due to Management Company.

     B. Calculations and payments of the Management Fees and the Owner's Distribution with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within seventy-five (75) days after the close of each Fiscal Year, Management Company shall submit an Annual Operating Statement, as more fully described in Section 9.01, for such Fiscal Year to Owner, which Annual Operating Statement shall be controlling over the interim Accounting Period Statements. Any adjustments or payments required by any such Annual Operating Statement shall be made promptly by the parties. Operating Losses shall not be carried forward or backward to subsequent or prior Fiscal Years.

     C. For purposes of calculating the Management Fees for any given Fiscal Year, Operating Profit shall not include adjustments for either refunds or additional payments of Impositions relating to any prior Fiscal Years. In the event such refunds or additional payments occur, the Operating Profit with respect to the prior Fiscal Years in which such Impositions accrued shall be recalculated to show such refund or additional payment; if the Management Fees with respect to such prior Fiscal Years are either increased or decreased as a result of such recalculation of Operating Profit, the party which owes money to the other party shall promptly pay the amount owed.

     D. All liabilities which accrued (or which stem from events which occurred) prior to the Opening Date shall (as between Owner and Management Company) be paid, or caused to be paid, by Owner (not from Gross Revenues nor from the FF&E Reserve) and shall not be treated as Deductions. Owner shall indemnify, defend and hold harmless Management Company (and its officers, directors, employees and agents) against claims or demands relating to such liabilities. Such liabilities shall include, without limitation, the following:
(i) payables which accrued prior to the Opening Date, or which are allocated to the period prior to the Opening Date under generally-accepted accounting principles; (ii) outstanding litigation as of the Opening Date (including litigation commenced after the Opening Date which stems from events prior to the Opening Date); (iii) claims relating to the termination of service contracts, equipment leases or space leases entered into by Prior Owner (or one of its agents), where Management Company has notified Owner prior to the Effective Date that such service contract, equipment lease or space lease will not be a part of the operation of the Hotel after the Opening Date; (iv) employment-related claims (including, without limitation, accrued vacation, sick leave and other benefits) stemming from periods of time prior to the Opening Date; such claims shall include claims relating to wrongful termination, severance pay or compliance with Legal Requirements regarding termination of employees (such as the WARN Act), where such claims stem from the termination of any employee by Prior Owner (or one of its agents); (v) costs relating to both remediation and payment of fines, etc., stemming from any violation of any Legal Requirement (including building codes or local fire codes) prior to the Opening Date (including on-going violations which are in existence as of the Opening Date); and (vi) any claims made by Prior Manager or Prior Franchisor involving the termination of their contracts with the Prior Owner with respect to the Hotel, or the operation of the Hotel pursuant to such contracts; and (vii) any expenditures which are included within the definition of "Owner Investment". With respect to clause (iv) above, if Owner assumes responsibility for the payment after the Opening Date of deferred compensation which is owed with respect to work performed prior to the Opening Date, and if such work has created a direct benefit to the operation of the Hotel after the Opening Date (e.g., commissions owed to sales staff for bookings after the Opening Date), the payment of such deferred compensation as a Deduction shall be permitted if treatment as a Deduction is in accordance with generally-accepted accounting principles.

                               END OF ARTICLE V

                                  ARTICLE VI
                            FINANCING OF THE HOTEL
                            ----------------------

     6.01  Amendments of Management Agreement
           ----------------------------------

     A. If requested by any Qualified Lender or prospective Qualified Lender, Management Company agrees to execute and deliver any amendment of this Agreement which is reasonably required by such Qualified Lender or prospective Qualified Lender, provided that Management Company shall be under no obligation to amend this Agreement if the result of such amendment would be: (i) to reduce, defer or delay the amount of any payment to be made to Management Company hereunder; (ii) to materially increase Management Company's obligations under this Agreement;
(iii) to change the Term of this Agreement; (iv) to cause the Hotel to be operated other than pursuant to the Marriott Standards; (v) to amend materially either Section 8.02 or Section 14.01; or (vi) to otherwise materially affect Management Company's rights under this Agreement. Any such amendment shall take effect as of the funding of such Qualified Loan.

     B. In addition to the provisions of Section 6.01 A, if a Qualified Lender or prospective Qualified Lender requests that Management Company enter into an amendment of this Agreement, and if such amendment would impose additional duties (for example, an increase in the reporting requirements or in the record-keeping requirements, or adding the obligation to prepare parallel accounting statements using a different fiscal year) on Management Company or would otherwise adversely affect Management Company's rights under this Agreement, but not to the degree described in clauses (i) through (vi) of Section 6.01 A, Management Company hereby agrees that it will execute and deliver such requested amendment of this Agreement, provided that Owner compensates Management Company for the additional burden imposed by such amendment. It is understood that the word "burden", as used in the preceding sentence, shall encompass not only additional work to be performed by Management Company, but also the adverse effect on the Incentive Management Fee which would be caused by requiring increased services by third parties. Any dispute as to whether Management Company is entitled to any compensation pursuant to this Section 6.01 B, or as to the amount of such compensation, shall be resolved by arbitration pursuant to
Section 20.13.

     C. Proposed amendments to this Agreement which are requested by any Qualified Lender or prospective Qualified Lender, and which would affect the insurance provisions set forth in Article XII, shall be governed exclusively by
Article XII.

     6.02  Notice and Opportunity to Cure
           ------------------------------

     A. In the event of (i) a Default by Owner in the performance or observance of any of the terms and conditions of this Agreement, or (ii) any other occurrence which entitles Management Company to terminate this Agreement, and in the event that Management Company gives written notice thereof to Owner pursuant to Article XVI of this Agreement, Management Company shall also give a duplicate copy (herein referred to as the "First Notice") of such notice to each

Qualified Lender, at the address previously provided to Management Company. Any such notice will be sent in the manner described in Section 20.09 hereof. In addition, in the event that such Default is not cured within the applicable cure period under Article XVI of this Agreement, and Management Company intends to exercise its remedy of terminating this Agreement, Management Company shall send a second notice (the "Second Notice") to each Qualified Lender, to the same address and in the same manner applicable to the First Notice, stating Management Company's intention to terminate this Agreement. Management Company shall forbear from taking any action to terminate this Agreement for a period of thirty (30) days after the service of the First Notice, and for an additional period of thirty (30) days after the service of the Second Notice (if such Second Notice is required, as set forth above).

     B. In the event of a Default by Owner under the provisions of this Agreement, Management Company agrees to accept performance by any Qualified Lender with the same force and effect as if same were performed by Owner, in accordance with the provisions and within the cure periods prescribed in this Agreement (except that each Qualified Lender shall have such additional cure periods, not available to Owner, as are set forth in this Section 6.02).

     C. No notice given by Management Company to Owner shall be effective as a notice under Article XVI of this Agreement unless the applicable duplicate notice to each Qualified Lender which is required under Section 6.02 A (either the First Notice or the Second Notice, as the case may be) has been given. It is understood that any failure by Management Company to give such a duplicate notice (either the First Notice or the Second Notice, as the case may be) to any Qualified Lender shall not itself be a Default by Management Company under this Agreement, but rather shall operate only to void the effectiveness of any such notice by Management Company to Owner under Article XVI of this Agreement.

     D. Except as specifically limited by this Section 6.02, nothing herein shall preclude Management Company from exercising any of its rights or remedies against Owner with respect to any Default by Owner under this Agreement.

     6.03  Assignment of Management Agreement
           ----------------------------------

     Owner shall have the right to collaterally assign to any Qualified Lender, as additional security for the indebtedness evidenced by a Qualified Loan, all of Owner's right, title and interest in and to this Agreement, including the right to distributions payable to Owner pursuant to Article V thereof. If, pursuant to any such assignment (or subsequent loan documentation entered into between Owner and a Qualified Lender with a similar purpose), and provided that Management Company has previously received a copy of such assignment and such subsequent documentation, Management Company may receive (from time to time) a notice or notices from such Qualified Lender directing Management Company to pay to such Qualified Lender subsequent distributions under Article V of this Agreement which would otherwise be payable to Owner, Management Company shall comply with any such notice. Management Company shall continue to make payments in compliance with any such notice from such Qualified Lender until Management

Company receives written instructions to the contrary from such Qualified Lender. Owner hereby gives its consent to any such payments by Management Company to such Qualified Lender which are in compliance with any such notice. The foregoing consent by Owner shall be deemed to be irrevocable until the entire Qualified Loan has been discharged, as evidenced either by the recordation of a satisfaction or release executed by such Qualified Lender, or by the delivery of a written statement to that effect from such Qualified Lender to Management Company. Management Company shall comply with the direction set forth in any such notice without any necessity to investigate why such Qualified Lender sent such notice, or to confirm whether or not Owner is in fact in default under the terms of such Qualified Loan. If Management Company receives such notices from more than one Qualified Lender, Management Company shall (at its option) either (i) comply with the provisions of the notice sent by the Qualified Lender whose Qualified Loan has the senior lien priority, or (ii) institute Litigation for a declaratory judgment to determine to whom payments under this Agreement shall be made (in which case, the costs and expenses of such Litigation, including attorneys' fees, shall be Deductions).

     6.04  Subordination of Management Agreement
           -------------------------------------

     A. This Agreement, and Management Company's right to continue to manage and operate the Hotel pursuant to this Agreement, are and shall be subject and subordinate to the lien of any Qualified Loan (i.e., upon a Foreclosure of any such Qualified Loan, such Qualified Lender, at its option, unless it has otherwise agreed to the contrary in a Non-Disturbance Agreement, shall have the right to terminate this Agreement). Notwithstanding the foregoing, during the Term of this Agreement, all debt service (including increased or accelerated payments after a default) payable with respect to any Qualified Loan shall be paid exclusively from Owner's Distribution.

     B. Section 6.04 A is intended to be, and is, fully effective and binding, as between Management Company and any such Qualified Lender; however, Management Company agrees to execute such confirmatory documentation (in recordable form in the jurisdiction in which the Hotel is located) as such Qualified Lender shall reasonably request.

     C. Notwithstanding the possible termination of this Agreement which is set forth in the foregoing provisions of this Section 6.04, it is understood that, until such time as this Agreement is validly terminated either (i) pursuant to the applicable provision of this Agreement, or (ii) pursuant to a court order in connection with the Foreclosure of a Qualified Loan (assuming that such termination does not breach any binding Non-Disturbance Agreement), the Holder of each Qualified Loan will honor and recognize the right of Management Company to operate the Hotel in accordance with this Agreement (including the right of Management Company to collect all Gross Revenues and to make expenditures in accordance with this Agreement).

     6.05  Non-Disturbance Agreement
           -------------------------

     A. Owner agrees that, in connection with the obtaining by Owner of any Secured Loan or Secured Loans, from time to time, Owner will use good faith reasonable efforts to obtain a

Non-Disturbance Agreement from each Holder or Holders. The phrase "good faith reasonable efforts" shall be determined by reference to the following: (i) normal loan underwriting procedures and practices (including those practices relating to non-disturbance agreements) which are generally being implemented by entities which are making loans similar to such Secured Loan, as of that point in time; and (ii) the concessions which Management Company is, as of that point in time, reasonably prepared to make in order to satisfy the objectives of lenders in connection with the lender-manager relationship after a Foreclosure. In no event, however, shall the failure of Owner to obtain such a Non-Disturbance Agreement affect or modify any of the responsibilities of Management Company toward Qualified Lenders which are contained elsewhere in this Article VI.

     B. Notwithstanding Section 6.05 A, Owner agrees that, prior to obtaining any Qualified Loan, it will obtain from each prospective Holder or Holders thereof a Non-Disturbance Agreement pursuant to which Management Company's rights under this Agreement will not be disturbed as a result of a loan default stemming from non-monetary factors which (i) relate to Owner and do not relate solely to the Hotel, and (ii) are not Defaults by Management Company under
Article XVI of this Agreement. If Owner desires to obtain a Qualified Loan, Management Company, on written request from Owner, shall promptly identify those provisions in the proposed loan documents which fall within the categories described in clauses (i) and (ii) above, and Management Company shall otherwise assist in expediting the preparation of an agreement between the prospective Holder and Management Company which will implement the provisions of this
Section 6.05 B.

     6.06  Attornment
           ----------

     A.  Management Company agrees that, subject to the provisions of Section
6.06 B, upon a Foreclosure of any Qualified Loan, provided that this Agreement has not expired or otherwise been earlier terminated in accordance with its terms, Management Company shall attorn to any Subsequent Owner and shall remain bound by all of the terms, covenants and conditions of this Agreement for the balance of the remaining Term (including any Renewal Terms) with the same force and effect as if such Subsequent Owner were the "Owner" under this Agreement; provided, however, that Management Company shall be under no such obligation to so attorn, and, to the contrary, shall thereupon have the right to terminate this Agreement on thirty (30) days' prior written notice to both Owner and such Subsequent Owner: (i) if such Subsequent Owner would not qualify as a permitted transferee under Section 19.01 A of this Agreement; or (ii) unless such Subsequent Owner, within twenty (20) days after the Foreclosure Date (or, in the event such Subsequent Owner acquires title to the Hotel after the Foreclosure Date, within twenty (20) days after the date of such acquisition of title to the Hotel), assumes all of the obligations of the "Owner" under this Agreement which arise from and after the Foreclosure Date (or such later date of acquisition of title to the Hotel), pursuant to a written assumption agreement which shall be delivered to Management Company. Upon the written request of any Qualified Lender, Management Company shall periodically execute and deliver a statement, in a form reasonably satisfactory to such Qualified Lender, reaffirming Management Company's obligation to attorn as set forth in this Section 6.06 A.

     B. It is understood by the parties that, in view of the fact that a Qualified Lender will have the right to terminate this Agreement on a Foreclosure under the provisions of Section 6.04, Management Company has an interest in being informed, within a reasonable period of time after a Secured Loan Acceleration, of whether or not such Qualified Lender intends to exercise such right of termination. Accordingly, if, by no later than that date (the "Post-Foreclosure Decision Date") which is ninety (90) days after the date of any Secured Loan Acceleration, Management Company has not received a Non-Disturbance Agreement executed by the Holder of such Secured Loan, Management Company shall, as of the Post-Foreclosure Decision Date and thereafter, no longer be under any obligation to attorn (pursuant to the provisions of Section
6.06 A) with respect to any Foreclosure of that Secured Loan, and Management Company shall have the option to terminate this Agreement, by written notice to both Owner and the Holder of each existing Qualified Loan, at any time within the sixty (60) day period immediately following the Post-Foreclosure Decision Date.

     6.07  No Modification or Termination of Agreement
           -------------------------------------------

     If the documents evidencing and securing a Qualified Loan require the consent of the Qualified Lender to any amendment or modification of this Agreement which materially affects such Qualified Lender, no such amendment or modification of this Agreement shall be binding or effective unless such Qualified Lender shall have consented in writing thereto.

     6.08  Owner's Right to Finance the Hotel
           ----------------------------------

     Owner shall have the right, from time to time, without Management Company's prior consent or approval, to obtain Qualified Loans, and to encumber the Hotel with Mortgages securing such Qualified Loans. Owner shall not, without the prior consent of Management Company, have the right to obtain Secured Loans which are not Qualified Loans.

     6.09  Sale/Leaseback Transactions
           ---------------------------

     Any single transaction or related series of transactions in which (i) Owner's interest in the Hotel is sold or transferred by the then Owner ("Seller") to a buyer ("Buyer"), and (ii) the Buyer (as "landlord") leases the Hotel to the Seller (as "tenant"), is hereby defined as a "Sale/leaseback Transaction". With respect to each Sale/leaseback Transaction during the Term of this Agreement, the following provisions will apply: (a) the sale or transfer of the Hotel will be considered a Sale of the Hotel; however, the Seller (as tenant under the aforesaid lease), not the Buyer, shall thereafter be treated as the "Owner" for purposes of this Agreement; (b) the purchase price will not be a Secured Loan, but any mortgage financing placed (either at the time of the transaction or later) on the Buyer's interest in the Hotel will be treated as a Secured Loan, and the proceeds of each such Secured Loan will be aggregated with all outstanding Secured Loans, which encumber either the Buyer's interest in the Hotel or the Seller's leasehold interest in the

Hotel, for purposes of determining whether a given Secured Loan qualifies as a Qualified Loan; (c) payments pursuant to such lease shall not be treated as Deductions, except for Impositions and similar items which would have been treated as Deductions in the absence of such Sale/leaseback Transaction; and (d) all subsequent sales, transfers or assignments of either Buyer's interest in the Hotel or Seller's interest in the Hotel will be treated as Sales of the Hotel. Owner will not enter into any Sale/leaseback Transaction unless Management Company and the proposed Buyer have previously executed a mutually satisfactory attornment agreement pursuant to which, as of the date of the termination of Seller's leasehold interest, the provisions of this Agreement will (unless there has been an Event of Default or other event entitling either party to terminate this Agreement) be binding both on Management Company and on Buyer (as the successor "Owner"); such attornment agreement will also contain an immediately-effective provision which will incorporate the terms of Section 6.08 of this Agreement, binding both on Management Company and on Buyer.

                               END OF ARTICLE VI

                                  ARTICLE VII
                   WORKING CAPITAL AND FIXED ASSET SUPPLIES
                   ----------------------------------------

     7.01  Working Capital
           ---------------

     A. At or prior to the Opening Date, Owner shall provide Management Company with the initial Working Capital for the Hotel in the amount set forth on Exhibit "A-1". Owner shall have the right to satisfy all or a portion of the obligation described in the preceding sentence through Owner's purchase of the working capital (including receivables) of the Hotel from Prior Owner. The fair market value (as reasonably determined by Management Company) of all Inventories which are delivered into Management Company's control as of the Opening Date shall be credited against Owner's obligation set forth in the preceding sentence.

     B. Owner shall, from time to time thereafter during the Term of this Agreement, provide Management Company, within thirty (30) days after Owner's receipt of written request therefor by Management Company, with the funds necessary to maintain Working Capital at levels determined by Management Company to be reasonably necessary to operate the Hotel in accordance with the Marriott Standards. Any such request by Management Company shall be accompanied by a detailed explanation of the reasons for the request. If Owner fails to respond to any such request within thirty (30) days after Owner's receipt thereof, Management Company shall be entitled, at its option, without affecting other remedies which may be available pursuant to Article XVI, to lend Owner the necessary additional Working Capital from Management Company's own funds, which loan will bear interest at the Interest Rate (compounded annually), and will be secured by a security interest (subordinated to any Qualified Loan) encumbering all Working Capital previously or thereafter provided by either Owner or Management Company, and will be repaid in accordance with such terms and conditions as Management Company shall at that time reasonably determine.

     C. Management Company will manage the Working Capital of the Hotel prudently and in accordance with the Marriott Standards. Management Company shall review and analyze the Working Capital needs of the Hotel on an annual basis. If Management Company reasonably determines that there is excess Working Capital, such excess shall be returned to Owner.

     D. Working Capital provided by Owner pursuant to this Section 7.01 shall remain the property of Owner throughout the Term of this Agreement. Upon Termination, Owner shall retain any of its unused Working Capital, except for Inventories purchased by Management Company pursuant to Section 10.02.

     7.02  Fixed Asset Supplies
           --------------------

     At or prior to the Opening Date, Owner shall provide the Hotel with the Fixed Asset Supplies which are necessary to operate the Hotel in accordance with the Marriott Standards. Owner shall, from time to time thereafter during the Term of this Agreement, provide

Management Company, within thirty (30) days after Owner's receipt of written request therefor by Management Company, with any additional funds necessary to maintain Fixed Asset Supplies at levels determined by Management Company to be necessary to operate the Hotel in accordance with the Marriott Standards. Fixed Asset Supplies shall remain the property of Owner throughout the Term of this Agreement, except for Fixed Asset Supplies purchased by Management Company pursuant to Section 10.02.

                              END OF ARTICLE VII

                                 ARTICLE VIII
                     REPAIRS, MAINTENANCE AND REPLACEMENTS
                     -------------------------------------

     8.01  Routine Repairs and Maintenance
           -------------------------------

     A. From and after the Opening Date, Management Company shall maintain the Hotel in good repair and condition, and in conformity with applicable Legal Requirements and the Marriott Standards, and shall make or cause to be made such routine and preventative maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as it, from time to time, deems reasonably necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit.

     B. Management Company shall (pursuant to a schedule which shall be subject to the reasonable approval of both Owner and Management Company) arrange for and coordinate routine and other appropriate inspections of the structure and exterior facade of the Hotel, and of the mechanical, electrical, heating, ventilating, air conditioning, plumbing, and vertical transportation elements of the Hotel. The costs of such inspections shall be treated as Deductions.

     C. Management Company shall submit to Owner (at the same time as the submission of the Annual Operating Projection) a signed copy of an annual report summarizing all preventative maintenance activities (including repairs, alterations and inspections conducted at the Hotel) on all building components of the Hotel during the previous twelve (12) calendar months.

     8.02  FF&E Reserve
           ------------

     A. Management Company shall establish a reserve account (the "FF&E Reserve") in a bank designated by Management Company (and approved by Owner, such approval not to be unreasonably withheld) to cover the cost of:

           1.  Replacements and renewals to the Hotel's FF&E and
           2. Certain routine Capital Expenditures such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas, and replacing folding walls and the like .

Management Company agrees that it will, from time to time, execute such reasonable documentation as may be requested by any Qualified Lender to assist such Qualified Lender in establishing or perfecting its security interest in the funds which are in the FF&E Reserve; provided, however, that no such documentation shall contain any amendment or modification of any of the provisions of this Agreement, including this Section 8.02.

     B. During the period of time from the Opening Date through the Termination of this Agreement, subject to the provisions of Sections 8.02 E, Management Company shall transfer (as of the end of each Accounting Period) into the FF&E Reserve an amount equal to the applicable percentages of Gross Revenues which are set forth on Exhibit A-1 hereto. All such amounts transferred into the FF&E Reserve after the Opening Date shall be paid from Gross Revenues and shall constitute Deductions in determining Operating Profit.

     C. Each year, at the same time as Management Company submits the Annual Operating Budget described in Section 9.03, Management Company shall prepare an estimate (the "FF&E Estimate") of the expenditures necessary for (i) replacements and renewals to the Hotel's FF&E, and (ii) repairs to the Hotel building of the nature described in Section 8.02 A 2, during the ensuing Fiscal Year, and shall submit such FF&E Estimate to Owner for its review. Management Company shall also, if Owner so elects, prepare tentative forecasts of such expenditures with regard to the four (4) subsequent Fiscal Years. Management Company will at all times give good faith consideration to Owner's suggestions regarding any FF&E Estimate. In the event that Owner requests forecasts covering the aforesaid subsequent Fiscal Years, and such forecasts project a deficit in the FF&E Reserve at some point during the current Fiscal Year or during such four (4) subsequent Fiscal Years, Owner and Management Company will work together in good faith to prepare alternative forecasts for such Fiscal Years which will reduce or eliminate such deficit, but also take into account the needs of the Hotel during such periods of time. All expenditures from the FF&E Reserve will be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary, given the objective that the Hotel will be maintained and operated in accordance with the Marriott Standards.

     D. Management Company shall from time to time make such (1) replacements and renewals to the Hotel's FF&E, and (2) repairs to the Hotel building of the nature described in Section 8.02 A 2, as it deems necessary, provided that Management Company shall not expend more than the balance in the FF&E Reserve without the prior approval of Owner. Management Company will endeavor to follow the applicable FF&E Estimate, but shall be entitled to depart therefrom, in its reasonable discretion, provided that: (A) such departures from the applicable FF&E Estimate result from circumstances which could not reasonably have been foreseen at the time of the submission of such FF&E Estimate; and (B) such departures from the applicable FF&E Estimate result from circumstances which require prompt repair and/or replacement; and (C) Management Company has submitted to Owner a revised FF&E Estimate setting forth and explaining such departures. At the end of each Fiscal Year, any amounts remaining in the FF&E Reserve shall be retained in the FF&E Reserve, and shall be carried forward to the next Fiscal Year. Upon a Sale of the Hotel, funds in the FF&E Reserve will not be affected (or, if withdrawn, will be replaced as set forth in Section
19.01 D), and all dispositions of such funds (both before and after such Sale of the Hotel) will continue to be made exclusively pursuant to the provisions of this Agreement. Proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be deposited in the FF&E Reserve, as shall any interest which accrues on amounts placed in the FF&E Reserve. Neither (i) proceeds from the disposition of FF&E, nor (ii) interest which accrues on amounts held in the FF&E Reserve, shall either (x) result in any reduction in the required contributions to the FF&E Reserve set forth in subsection B above, or (y) be included in

Gross Revenues. The only items of FF&E which Management Company is authorized to lease (rather than purchase) shall be (a) Telephones and Miscellaneous Equipment; and (b) shuttle vans. If Management Company enters into a lease described in the preceding sentence, Management Company shall give Owner notice of such lease either prior to or promptly after entering into such lease. Lease payments with respect to Telephones and Miscellaneous Equipment shall be Deductions, as set forth in paragraph 13 of the definition of "Operating Profit" in Section 1.01; lease payments with respect to shuttle vans shall be paid from the FF&E Reserve. If Management Company proposes that items of FF&E other than Telephones and Miscellaneous Equipment or shuttle vans should be leased rather than purchased, Management Company shall submit such proposal (which proposal shall include, without limitation, an indication as to whether the rental which is owed under such lease will be treated as a Deduction or paid from the FF&E Reserve) to Owner for Owner's approval (not to be unreasonably withheld). In connection with the foregoing, it is understood that the failure of a Qualified Lender to approve such leasing proposal shall justify Owner in withholding its approval thereof, regardless of whether withholding such approval would otherwise be deemed to be unreasonable.

     E.  The percentage contribution for the FF&E Reserve which is described in
Section 8.02 B is an estimate based upon Management Company's prior experience with other comparable hotels. As the Hotel ages, this percentage may not be sufficient to keep the FF&E Reserve at the levels necessary to make the replacements and renewals to the Hotel's FF&E, or to make the repairs to the Hotel building of the nature described in Section 8.02 A 2, which are required to maintain the Hotel in accordance with the Marriott Standards. If any FF&E Estimate which is prepared in accordance with Section 8.02 C would require funding in excess of the applicable percentage of Gross Revenues which is set forth on Exhibit A-1, Owner may either:

               1. Agree to increase the percentages of Gross Revenues set forth in Section 8.02 B up to the level set forth in such FF&E Estimate, in order to provide the additional funds required, such increases to be treated as Deductions under paragraph 12 of the definition of "Operating Profit", or

               2. Make a lump-sum contribution to the FF&E Reserve in the necessary amount (in which case such lump-sum contribution plus interest (at the Prime Rate plus one percentage point (1%) per annum), shall be reimbursed to Owner from Gross Revenues in equal installments over the period of the next five
(5) calendar years beginning as of the date of such contribution, and such installment repayments shall be Deductions).

     If Owner elects not to agree to either option 1 or option 2 above (or Owner does not respond with respect to either option) within thirty (30) days after the submission of such FF&E Estimate (or, if Owner has elected option 2, if Owner fails to fund the required amount within a sixty (60) day period after the date of such election), Management Company shall be entitled, at its option, to terminate this Agreement upon ninety (90) days' written notice to Owner (with a copy to each Qualified Lender); however, such failure by Owner shall not be deemed a Default by Owner under Article XVI, and Management Company shall not be entitled to any remedies with respect to such failure other than such termination of this Agreement. If Management Company so elects to terminate this Agreement, it shall notify Owner of such election within the sixty (60) day period following either: (x) the date of receipt of Owner's election not to agree to either option 1 or option 2 above, or the expiration of the aforesaid thirty (30) day period without Owner making an election with respect to either option; or (y) if Owner has elected option 2, the date of the expiration of the aforesaid sixty (60) day period without Owner funding the required amount.

     8.03  Building Alterations, Improvements, Renewals, and Replacements
           --------------------------------------------------------------

     A. Management Company shall prepare an annual estimate (the "Building Estimate") of the expenditures necessary for major repairs, alterations, improvements, renewals and replacements to the structure or exterior facade of the Hotel, or to the mechanical, electrical, heating, ventilating, air conditioning, plumbing, or vertical transportation elements of the Hotel building (the foregoing expenditures, together with all other repair and maintenance expenditures which are classified as capital expenditures under generally-accepted accounting principles, shall be collectively referred to as "Capital Expenditures"). Management Company shall submit each such Building Estimate to Owner for its approval at the same time the Annual Operating Budget is submitted. Except with respect to the items described in Section 8.02 A (2), Management Company shall not make any Capital Expenditures without the prior written consent of Owner. Owner shall not unreasonably withhold its consent with respect to Capital Expenditures which are required by reason of any Legal Requirement, or required under Management Company's current life-safety standards (provided that, in order for any such life-safety standards to be "required" within the meaning of this Section 8.03 A, such standards must be both required and in the process of being implemented at a majority of the hotels within the Marriott Hotel System which are comparable to the Hotel), or otherwise required for the continued safety of guests or prevention of material damage to property, including the removal of Hazardous Materials in compliance with all Environmental Laws pursuant to Section 20.10. All Capital Expenditures which are described in the preceding sentence shall be referred to in this Agreement as "Required Capital Expenditures".

     B. In the event of (x) an emergency threatening the Hotel, its guests, invitees or employees, or (y) the receipt by Management Company of a governmental order or other Legal Requirement regarding any Required Capital Expenditures, Management Company shall give Owner notice thereof within five (5) business days thereafter or sooner if circumstances reasonably warrant. Management Company shall then be authorized (but not obligated) to take appropriate remedial action without receiving Owner's prior consent as follows:
(i) in an emergency threatening the Hotel, its guests, invitees or employees; or
(ii) if the continuation of the given condition could (in Management Company's reasonable judgment) subject Management Company and/or Owner to either criminal or more than de minimis civil liability, and Owner has either failed to remedy
             -- -------
the situation or has failed to take appropriate legal action to stay the effectiveness of any applicable Legal Requirement. Management Company shall cooperate with Owner in the pursuit of any such action and shall have the right to participate therein. Owner shall reimburse Management Company for any costs incurred by Management Company in connection with any such remedial action within thirty (30) days after Owner's receipt of notice from Management Company of the amount of such costs.

     C. The cost of all Capital Expenditures (including the expenses incurred by either Owner or Management Company in connection with any civil or criminal proceeding described above, but not including costs of those Capital Expenditures which are described in Section 8.02 A(2) hereof) shall be borne solely by Owner, and shall not be paid from Gross Revenues or from the FF&E Reserve.

     D. The failure of Owner to either (i) approve and provide funding for any proposed Required Capital Expenditure, within seventy-five (75) days after Management Company's request therefor, or (ii) in the case of any Legal Requirement which is described in Section 8.03 B, to either comply therewith or to stay the effectiveness of such Legal Requirement during the period of any contesting thereof, shall be a Default by Owner. In such event, Management Company shall be entitled (without affecting its other remedies under Article
XVI) to terminate this Agreement upon ninety (90) days' written notice to Owner (with a copy to each Qualified Lender); provided, however, that Management Company shall have the right to stipulate such shorter period of time as may be appropriate, given the time periods which are mandated by Legal Requirements, as described in Section 8.03 A or B, or given Management Company's good faith concerns about its own civil and/or criminal liability.

     E. Management Company shall have the right, from time to time, to set forth in any Building Estimate the recommendations of Management Company regarding proposed ROI Capital Expenditures. Notwithstanding the provisions of
Section 8.03 C to the contrary, the cost of all ROI Capital Expenditures shall be paid, to the extent reasonably possible (given the requirement, set forth in Section 8.02, that the balance in the FF&E Reserve be maintained in accordance with the Marriott Standards) from the FF&E Reserve, and Owner shall pay such costs from its own funds only to the extent there are not adequate funds for such purpose in the FF&E Reserve. Expenditures which are, pursuant to the preceding sentence, made from the FF&E Reserve shall not be treated as Additional Invested Capital. Any failure of Owner to approve and provide funding for any ROI Capital Expenditures, or any other Capital Expenditures (not including those Capital Expenditures which are described in Section 8.02 A(2) hereof) which are not Required Capital Expenditures, within sixty (60) days after Management Company's request therefor, shall not be a Default by Owner but shall entitle Management Company to terminate this Agreement. Such Termination shall be evidenced by a written notice to Owner (with a copy to each Qualified Lender), which notice shall be delivered to Owner no later than ninety (90) days after the expiration of the sixty (60) day period described in the preceding sentence. The effective date of such Termination shall be the date stated by Management Company in such notice, provided that such effective date shall be no less than one hundred eighty (180) days, and no more than three hundred sixty
(360) days, after the date of such notice.

     F. It is understood that "alterations" and "improvements" which either (a) increase or decrease the number of guestrooms in the Hotel, or (b) involve changing the architectural footprint of the Hotel or involve other significant changes in the structural design of the Hotel, in any case by more than a de minimis amount,
                                                           -- -------
are beyond the scope of this Article VIII, and would require an amendment of this Agreement prior to implementation by either party.

     8.04  Liens
           -----

     Management Company and Owner shall use their best efforts to prevent any liens from being filed against the Hotel which arise from any maintenance, repairs, alterations, improvements, renewals or replacements in or to the Hotel. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost of the matter to which it relates. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

     8.05  Ownership of Replacements, Etc.
           -------------------------------

     All repairs, alterations, improvements, renewals or replacements of the Hotel which are made pursuant to Article VIII or otherwise shall be the property of Owner. Subject to the provisions of Section 8.02, the funds in the FF&E Reserve shall be the property of Owner.

                              END OF ARTICLE VIII

                                  ARTICLE IX
                         BOOKKEEPING AND BANK ACCOUNTS
                         -----------------------------

     9.01  Books and Records
           -----------------

     A. Books of control and account shall be kept on the accrual basis and in material respects in accordance with the Uniform System of Accounts, with the exceptions provided in this Agreement. Owner may at reasonable intervals during Management Company's normal business hours examine such records. Within seventy-five (75) days following the close of each Fiscal Year, Management Company shall furnish Owner a statement (the "Annual Operating Statement") in reasonable detail summarizing the Hotel operations for such Fiscal Year and a certificate of Management Company's chief accounting officer (or its controller or any vice-president), certifying that such year-end Annual Operating Statement is true and correct. Owner shall have sixty (60) days after receipt to examine or review (at Owner's sole expense, and not as a Deduction) said Annual Operating Statement. If Owner raises no objections within said sixty (60) day period, the Annual Operating Statement shall be deemed to have been accepted by Owner as true and correct, and Owner shall have no further right to question its accuracy. If Owner does raise such an objection, by notice to Management Company, Owner shall arrange for an independent audit to be commenced within sixty (60) days after the date of such objection, and shall diligently cause such audit to be completed within a reasonable period of time. Owner shall pay all costs and expenses of such audit at its sole expense (and not as a Deduction); however, if such audit establishes that Management Company has understated the Operating Profit for that Fiscal Year by five percent (5%) or more, the reasonable costs and expenses of such audit shall be paid as a Deduction.

     B. Management Company shall, on an annual basis, at the time of the delivery of the Annual Operating Statement, prepare and deliver to Owner the Management Analysis Report. In addition, Management Company shall, in connection with an impending Sale of the Hotel or commitment by a Qualified Lender to make a Qualified Loan, within thirty (30) days after written request therefor from Owner, prepare and deliver to Owner an updated Management Analysis Report describing significant changes since the effective date of the most recent Management Analysis Report. The costs and expenses of preparing the Management Analysis Report shall be paid as Deductions.

     C. Owner shall have the right to require that any given Annual Operating Statement will include a reasonably detailed report setting forth the components of Chain Services, the amounts billed for each such component during the Fiscal Year in question and the method of allocation for each such component; provided, however, that Owner must request Management Company to prepare such report by no later than thirty (30) days prior to the date on which such Annual Operating Statement is to be delivered to Owner.

     9.02  Hotel Accounts, Expenditures
           ----------------------------

     A. All funds derived from operation of the Hotel shall be deposited by Management Company in Hotel bank accounts (the "Operating Accounts") in a bank or banks designated by Management Company and approved by Owner, which approval shall not be unreasonably withheld. Withdrawals from said accounts shall be made only by representatives of Management Company whose signatures have been authorized. Reasonable petty cash funds shall be maintained at the Hotel.

     B. All payments made by Management Company hereunder shall be made from authorized bank accounts, petty cash funds, or from Working Capital provided by Owner pursuant to Section 7.01. Management Company shall not be required to make any advance or payment to or for the account of Owner except out of such funds, and Management Company shall not be obligated to incur any liability or obligation for Owner's account without assurances that necessary funds for the discharge thereof will be provided by Owner. Debts and liabilities incurred by Management Company as a result of its operation and management of the Hotel pursuant to the terms hereof, whether asserted before or after the Termination of this Agreement, will be paid by Owner to the extent funds are not available to Management Company for that purpose from Gross Revenues.

     9.03  Annual Operating Budget
           -----------------------

     A. Management Company shall submit to Owner for its approval (which shall not be unreasonably withheld or delayed), at least thirty (30) days prior to the beginning of each Fiscal Year which begins after the Effective Date, a preliminary draft of the budget (the "Annual Operating Budget") of the estimated financial results of the operation of the Hotel during the next Fiscal Year. Owner's approval shall be deemed to have been given if Management Company has received no notice from Owner to the contrary within thirty (30) days after Owner's receipt of such preliminary draft of the Annual Operating Budget. Such Annual Operating Budget shall project the estimated Gross Revenues, departmental profits, Deductions, and Operating Profit for the forthcoming Fiscal Year for the Hotel. In preparing the Annual Operating Budget for each Fiscal Year, Management Company's goal will be the maximization of the long-term Operating Profit of the Hotel, in keeping with the Marriott Standards and the general standards of the hotel industry for similar properties. If there are material items in any given Annual Operating Budget which have been budgeted at significantly different amounts from the amounts actually experienced (or projected) for the same items in the preceding Fiscal Year, Management Company agrees to take reasonable steps to ensure that, at Owner's request, qualified personnel from Management Company's staff are available to explain these differences to Owner. A meeting (or meetings) for such purpose shall be held, at Owner's request, within a reasonable period of time after the submission to Owner of the preliminary draft of the Annual Operating Budget. Management Company will at all times give good faith consideration to Owner's suggestions regarding any Annual Operating Budget Management Company shall thereafter submit to Owner, by no later than thirty (30) days after the beginning of such Fiscal Year, the final Annual Operating Budget.

     B. Owner shall not be entitled to withhold its approval of any Annual Operating Budget based on its objection to: (i) Management Company's reasonable projections of either Gross Revenues or the components thereof; (ii) projected costs and expenses which are "system charges" ( that is, costs and expenses which are generally uniform throughout the Marriott Hotel System, such as: the charges for Chain Services; the costs of the Honored Guest Award Program and other chain-wide marketing programs; employee benefits and other compensation programs);
(iii) costs and expenses which are not within the control of either Owner or Management Company, such as Impositions and the cost of utilities; or (iv) increases in projected costs and expenses of operating the Hotel, which increases are primarily caused by projected increases in Gross Revenues. The approval of Owner (as set forth in the first sentence of Section 9.03 A) shall not be required if, and to the extent that, the proposed Annual Operating Budget for a given Fiscal Year is, in all material respects, the same as the Annual Operating Budget for the preceding Fiscal Year with adjustments for inflation. If Owner and Management Company fail to mutually agree on the Annual Operating Budget within forty-five (45) days after the submission to Owner of the preliminary draft described in the first sentence of 9.01 A, either party shall have the right to submit to arbitration (in accordance with Section 20.13) the issue of whether or not Management Company's proposed Annual Operating Budget is unreasonable, given the goals which are set forth in the fourth sentence of
Section 9.03 A. While such arbitration proceedings are pending, Management Company shall operate the Hotel, in all material respects, based on the Annual Operating Budget for the preceding Fiscal Year, with adjustments for inflation.

     C. Each Annual Operating Budget will constitute a standard to which Management Company shall use its reasonable best efforts to adhere. It is understood, however, that the Annual Operating Budget is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, materials, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Budget impracticable, and Management Company shall be entitled to depart therefrom for such reasons; provided, however, that nothing herein shall be deemed to authorize Management Company to take any action prohibited by this Agreement nor to reduce Management Company's other rights or obligations hereunder.

     D. Management Company shall notify Owner of any significant variations from the Annual Operating Budget promptly after Management Company learns of the same, but in no event later than the date on which Management Company is required to give Owner the Accounting Period Statement covering the period in which such variation occurs. Any such notice shall set forth in reasonable detail the nature, extent and, if known by Management Company, the cause of such variation, and recommendations of appropriate actions, either to correct the variation or to prevent or minimize its occurrence or effect. Owner and Management Company shall, at Owner's request, meet to review such variations and to take appropriate action with respect thereto.

     9.04  Operating Losses; Credit
           ------------------------

     A. To the extent there is an Operating Loss, additional funds in the amount of any such

Operating Loss shall be provided by Owner within thirty (30) days after Management Company has given written notice thereof to Owner; provided, however, that if Owner has already received a request from Management Company for additional Working Capital pursuant to Section 7.01 A, and if such request under
Section 7.01 A reflects fundamentally the same cash shortage which resulted in a request under this Section 9.04 A, Owner and Management Company shall mutually discuss the extent to which the requests under Section 7.01 A and Section 9.04 A may overlap, and such requests shall be modified accordingly.

     B. In no event shall either party borrow money in the name of or pledge the credit of the other.

                               END OF ARTICLE IX

                                   ARTICLE X
                   PROPRIETARY MARKS; INTELLECTUAL PROPERTY
                   ----------------------------------------

     10.01  Proprietary Marks
            -----------------

     A. During the Term of this Agreement, the Hotel shall be known as a Marriott Hotel, with such additional identification as may be agreed to by Owner and Management Company to provide local identification. If the name of the Marriott Hotel System is changed, Management Company shall have the right to change the name of the Hotel to conform thereto.

     B. The name "Marriott," whether used alone or in connection with another word or words, and all other Proprietary Marks shall in all events remain the exclusive property of Management Company and its Affiliates. Owner shall have no right to use the Marriott name or any other Proprietary Mark; provided, however, that Owner shall have the right, during the Term of this Agreement, to have Proprietary Signage installed (in strict conformance with the specifications provided by Management Company prior to the Effective Date, or subsequent specifications provided by Management Company from time to time during the Term) in the Hotel and on the Site.

     C. Except as provided in Section 10.02, upon Termination, any use of or right to use the Marriott name or any other Proprietary Mark by Owner under this Agreement shall immediately cease. As of the date of Termination, Management Company shall remove all Proprietary Signage from the Hotel and from the Site (and from any locations other than the Site). The cost of such removal shall be paid as set forth in Section 4.02 E.

     D. Notwithstanding the foregoing, those trademarks, trade names, symbols, logos and designs which are specifically listed on Exhibit "F" shall be deemed "Proprietary Marks" only during the Term of this Agreement; upon a Termination, the exclusive control of such Proprietary Marks shall revert to Owner.

     10.02  Purchase of Inventories and Fixed Asset Supplies
            ------------------------------------------------

     Upon Termination, Management Company shall have the option, to be exercised by no later than thirty (30) days prior to Termination, to purchase, at their then book value, any items of the Hotel's Inventories and Fixed Asset Supplies as may be marked with the Marriott name or any other Proprietary Mark. In the event Management Company does not exercise such option, Owner agrees that it will use any such items not so purchased exclusively in connection with the Hotel until they are consumed.

     10.03  Computer Software and Equipment
            -------------------------------

     A. All Software is and shall remain the exclusive property of Management Company or one of its Affiliates (or the licensor of such Software, as the case may be), and Owner shall have no right to use, or to copy, any Software.

     B. Upon Termination, Management Company shall have the right to remove from the Hotel, without compensation to Owner, all Software. Furthermore, upon Termination, Management Company shall be entitled to remove from the Hotel any computer equipment which is utilized as part of a centralized reservation or property management system or is otherwise considered proprietary by Management Company. If any of such removed computer equipment is owned by Owner, Management Company shall reimburse Owner for all previous expenditures made by Owner for the purchase of such equipment, subject to a reasonable allowance for depreciation.

     10.04  Intellectual Property
            ---------------------

     All Intellectual Property shall at all times be proprietary to Management Company or its Affiliates, and shall be the exclusive property of Management Company or its Affiliates. During the Term of this Agreement, Management Company shall be entitled to take all reasonable steps to ensure that the Intellectual Property remains confidential and is not disclosed to anyone other than Management Company's employees at the Hotel. Upon Termination, all Intellectual Property shall be removed from the Hotel by Management Company, without compensation to Owner.

     10.05  Breach of Covenant
            ------------------

     Management Company and/or its Affiliates shall be entitled, in case of any breach of the covenants of Article X by Owner or others claiming through it, to injunctive relief and to any other right or remedy available at law. Article X shall survive Termination.

                               END OF ARTICLE X

                                  ARTICLE XI
                          POSSESSION AND USE OF HOTEL
                          ---------------------------

     11.01  Quiet Enjoyment
            ---------------

     Owner covenants that, so long as (i) an Event of Default by Management Company has not occurred under Article XVI of this Agreement, and (ii) Owner does not have the right to terminate this Agreement under any other Section of this Agreement, Management Company shall quietly hold, occupy and enjoy the Hotel throughout the Term hereof free from hindrance or ejection by Owner or other party claiming under, through or by right of Owner (except as may be otherwise set forth in Section 6.04). Owner agrees to pay and discharge any payments and charges and, at its expense, to prosecute all appropriate actions, judicial or otherwise, necessary to assure such free and quiet occupation. Nothing set forth in the preceding sentence, however, shall be deemed to create a recourse obligation by Owner to pay any payment or charge pursuant to a contract which is non-recourse to Owner.

     11.02  Use
            ---

     A. Management Company shall use the Hotel solely for the operation of a hotel pursuant to the Marriott Standards, and for all activities in connection therewith which are customary and usual to such an operation.

     B. Management Company shall comply with and abide by all Legal Requirements pertaining to the operation of the Hotel, provided that: (i) all costs and expenses (other than those which are specifically described in clauses
(ii) or (iii) of this Section 11.02 B) of such compliance shall be paid from Gross Revenues as Deductions in the computation of Operating Profit; (ii) all costs and expenses of compliance with Environmental Laws shall be paid as set forth in Section 20.10; (iii) all costs and expenses of compliance with the Legal Requirements which are described in Section 8.03 A shall be paid as set forth in Section 8.03; and (iv) Management Company shall have the right, but not the obligation, in its reasonable discretion, to contest or oppose, by appropriate proceedings, any such Legal Requirements (provided that the consent of Owner, not to be unreasonably withheld, shall be obtained prior to initiating any such proceedings which involve Owner's ownership interest in the Hotel in a material manner). The reasonable expenses of any such contest shall be paid from Gross Revenues as Deductions.

     11.03  Chain Services
            --------------

     A. Management Company shall, beginning with the Effective Date and thereafter during the Term of this Agreement, cause to be furnished to the Hotel certain services ("Chain Services") which are furnished generally on a central or regional basis to other full service hotels in the Marriott chain. Chain Services shall include: (i) national sales office services; central training services; career development and relocation of management personnel; central advertising and promotion (including direct and image media and advertising administration); the Marriott national reservations system and the Marriott computer payroll and accounting services; and (ii) such additional central or regional services as are or may be, from time to time, furnished for the benefit of hotels in the Marriott chain or in substitution for services now performed at individual hotels which may be more efficiently performed on a group basis; provided, however, that services shall only be added to "Chain Services" pursuant to clause (ii) above if, and to the extent that, such services: (a) are not Central Office Services; (b) are not services relating to non-routine work (it being understood that the cost and expense of such non-routine services shall be Deductions as set forth in paragraph 6 of the definition of Operating Profit); and (c) are either (x) new services (i.e., not previously performed at or for the Hotel) or (y) services which theretofore had been performed at the Hotel, but which can be performed more efficiently and economically on a centralized or regional basis.

     B. Costs and expenses incurred in the providing of Chain Services shall be allocated on a fair and equitable basis among all Marriott hotels owned, leased or managed by Management Company in the United States. Such allocation shall be made without regard to any "caps" or other limitations on the amount which Management Company or its Affiliates may charge to a given hotel, pursuant to agreements which Management Company (or its Affiliates) may have with the owner of such hotel. Any excess of that portion of such costs and expenses which is fairly allocated to a given hotel over the "cap" which may be in effect with regard to that hotel shall be paid by Management Company from its own funds. Management Company shall make no profit from Chain Services. Upon Owner's written request, an explanation of the current Chain Services will be given to Owner, and the basis for the allocation of the charge for each Chain Service will be explained to Owner, in reasonable detail, at the time of the submission of the Annual Operating Statement (as more particularly set forth in Section 9.01). In no event will the total charge for all of the Chain Services which are described in clause (i) of Section 11.03 A (exclusive of reservations), for any given Fiscal Year, exceed the Chain Services Cap. The parties hereby stipulate that the limitation set forth in the preceding sentence is intended to apply only to the services which are currently listed (as of the Effective Date) in
Section 11.03 A(i); accordingly, if there are types of expenditures which were originally treated as Deductions (other than pursuant to paragraph 8 of the definition of "Operating Profit" in Section 1.01), but which are later determined to be more properly treated as Chain Services, such expenditures shall be treated as Deductions pursuant to said paragraph 8 of the definition of "Operating Profit" without regard to the aforesaid limitation.

     11.04  Owner's Right to Inspect
            ------------------------

     Owner or its agents shall have access to the Hotel at any and all reasonable times for the purpose of inspection or showing the Hotel to prospective purchasers, tenants or Holders.

     11.05  Indemnity
            ---------

     A. Management Company shall indemnify and hold harmless Owner (and any officer, director, employee, advisor, partner or shareholder of Owner) in respect of, and, at Owner's request, shall defend any action, cause of action, suit, debt, cost, expense (including, without limitation, reasonable attorneys' fees), claim or demand whatsoever brought or asserted by any third person whomsoever, at law or in equity, arising by reason of: (i) liabilities stemming from general corporate matters of Management Company or its Affiliates, to the extent the same are not directly and primarily related to the Hotel; (ii) infringement and other claims relating to the Proprietary Marks; (iii) if Management Company fails to maintain insurance coverage that it is required to maintain pursuant to this Agreement, the excess of the amount of any liability or loss that would have been covered over the amount of any applicable deductible; and (iv) the bad faith or willful misconduct of Management Company or its Affiliates, or any of their employees, servants or agents or other persons for whom they are responsible, resulting in a claim for bodily injury, death or property damage occurring on, in or in conjunction with the business of the Hotel, to the extent that such claim exceeds the insurance proceeds (including Hotel Retentions) which are available to pay such claim.

     B. If any claim, action or proceeding is made or brought against Owner, against which claim, action or proceeding Management Company shall be obligated to indemnify pursuant to the terms of this Agreement, then, upon demand by Owner, Management Company, at its sole cost and expense, shall resist or defend such claim, action or proceeding (in Owner's name, if necessary), using such attorneys as Owner shall approve, which approval shall not be unreasonably withheld. If, in Owner's reasonable opinion, (i) there exists a conflict of interest which would make it inadvisable to be represented by counsel for Management Company, or (ii) there are legal defenses available to Management Company that are different from or inconsistent with those available to Owner, or (iii) there are claims at issue which are not covered by Management Company's insurance, Owner shall be entitled to retain its own attorneys, and Management Company shall pay the reasonable fees and disbursements of such attorneys.

     C. Matters with respect to which Management Company has specifically agreed to indemnify Owner under other provisions of this Agreement (for example, Section 14.01 regarding "Employee Claims", and Section 20.11 regarding environmental matters) are to be treated exclusively under such other provisions and not under this Section 11.05.

                               END OF ARTICLE XI

                                  ARTICLE XII
                                   INSURANCE
                                   ---------

     12.01  Interim Insurance
            -----------------
     [Intentionally omitted]

     12.02  Property and Operational Insurance
            ----------------------------------

     Management Company shall, commencing with the Effective Date and thereafter during the Term of this Agreement, procure and maintain, either with insurance companies of recognized responsibility or by legally qualifying itself as a self insurer, a minimum of the following insurance:

     A. Property insurance on the Hotel building(s) and contents against loss or damage by fire, lightning and all other risks covered by the usual extended coverage endorsement, all in an amount not less than one hundred percent (100%) of the replacement cost thereof (excluding the cost of foundations and excavations);

     B. Boiler and machinery insurance against loss or damage from explosion of boilers or pressure vessels to the extent applicable to the Hotel;

     C. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 12.02 A and B, which shall be of a type and in such amounts (but such coverage shall in no event be for less than one (1) year) as are generally established by Management Company at similar hotels it owns, leases or manages under the Marriott name in the United States;

     D. General liability insurance against claims for bodily injury, death or property damage occurring on, in, or in conjunction with the business of the Hotel, and automobile liability insurance on vehicles operated in conjunction with the Hotel, with a combined single limit for each occurrence of not less than One Hundred Million Dollars ($100,000,000); representatives of Management Company and Owner shall meet, at Owner's request, at intervals of approximately once every five (5) years, to review the adequacy of such limit;

     E. Workers' compensation and employer's liability insurance as may be required under applicable laws covering all of Management Company's employees at the Hotel;

     F. Fidelity bonds, with reasonable limits to be determined by Management Company, covering its employees in job classifications normally bonded in other similar hotels it leases or manages under the Marriott name in the United States or as otherwise required by law, and comprehensive crime insurance to the extent Management Company and Owner mutually agree it is necessary for the Hotel; and

     G. Such other insurance in amounts as Management Company and Owner, in their reasonable judgment, mutually deem advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Hotel.

     12.03  General Insurance Provisions
            ----------------------------

     A. All insurance described in Section 12.02 may be obtained by Management Company by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies substantially fulfill the requirements specified herein. Upon the request of either Owner or any Qualified Lender, representatives of the requesting party shall be entitled to examine, at Management Company's corporate headquarters, all insurance policies maintained by Management Company regarding the Hotel.

     B. Management Company may self insure or otherwise retain such risks or portions thereof as it does with respect to other similar hotels it owns, leases or manages under the Marriott name in the United States.

     C. All policies of insurance required under Section 12.02 shall be carried in the name of Management Company. The policies required under Sections 12.02 A, B, C and D shall include the Owner as an additional insured. Upon notice by the Owner, Management Company shall also have the policies required under Sections
12.02 A, B, C and D include any Qualified Lender as an additional insured. Any property losses thereunder shall be payable to the respective parties as their interests may appear. Any Mortgage on the Hotel shall contain provisions to the effect that proceeds of the insurance policies required to be carried under
Section 12.02 A and B shall, with respect to any casualty involving less than twenty-five percent (25%) of the replacement cost of the Hotel, be available for repair and restoration of the Hotel.

     D. Management Company shall deliver to the Owner certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof.

     E. All certificates of insurance provided for under Article XII shall, to the extent obtainable, state that the insurance shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Owner.

     F. The term "Hotel Retention" shall mean the amount of any loss or reserve under Management Company's blanket insurance or self-insurance programs which is allocated to the Hotel, not to exceed the higher of (a) the maximum per occurrence limit established for similar hotels participating in such programs, or (b) the insurance policy deductible on any loss which may fall within high hazard classifications as mandated by the insurer (e.g., earthquake, flood, windstorm on coastal properties, etc.). If the Hotel is not a participant under Management Company's blanket insurance or self-insurance programs, "Hotel Retention" shall mean the amount of any loss or reserve allocated to the Hotel, not to exceed the insurance policy deductible.

     12.04  Cost and Expense
            ----------------

     A.  [Intentionally omitted]

     B. Insurance premiums and any other costs or expenses with respect to the insurance or self-insurance required under Section 12.02, including any Hotel Retention, shall be paid from Gross Revenues as Deductions. To the extent that such costs or expenses include reimbursement by Management Company of its own costs or expenses, or those of one of its Affiliates, such costs or expenses shall be generally competitive (as calculated over the Term of this Agreement) with costs and expenses of non-affiliated entities providing similar services. Such premiums and costs shall be allocated on an equitable basis to the hotels participating under Management Company's blanket insurance or self-insurance programs. Any reserves, losses, costs or expenses which are uninsured shall be treated as a cost of insurance and shall be Deductions. Upon Termination, an escrow fund in an amount reasonably acceptable to Management Company shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any Hotel Retention and all other costs which will eventually have to be paid by either Owner or Management Company with respect to pending or contingent claims, including those which arise after Termination for causes arising during the Term of this Agreement. Upon the final disposition of all such pending or contingent claims, any unexpended funds remaining in such escrow shall be paid to Owner.

     12.05  Owner's Option to Obtain Certain Insurance
            ------------------------------------------

     Owner may, at its option, by written notice to Management Company which shall be delivered no later than ninety (90) days prior to the natural expiration of the insurance policies which Management Company has obtained pursuant to Section 12.02 A, B and C, procure and maintain the insurance specified in Section 12.02 A, B and C (in which case Management Company shall allow such policies obtained by it under Section 12.02 A, B, and C to expire), subject to the following terms and conditions:

     A. All such policies of insurance shall be carried in the name of Owner, with Management Company as an additional insured. Any property losses thereunder shall be payable to the respective parties as their interests may appear. The documentation with respect to each Secured Loan shall contain provisions to the effect that proceeds of the insurance policies required to be carried under
Section 12.01 A and B shall be available for repair and restoration of the Hotel, to the extent required pursuant to Section 12.03 C. However, any Holder of such Secured Loan shall be entitled to impose reasonable conditions on the disbursement of insurance proceeds for the repair and/or restoration of the Hotel, including a demonstration by Owner and/or Management Company that the amount of such proceeds (together with other funds Owner agrees to make available) is sufficient for such purpose.

     B. Owner shall deliver to Management Company certificates of insurance with respect to all policies so procured and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof.

     C. All such certificates of insurance shall, to the extent obtainable, state that the insurance shall not be canceled or materially changed without at least thirty (30) days' prior written notice to the certificate holder.

     D. Premiums for such insurance coverage shall be treated as Deductions, provided that if the cost of such insurance procured by Owner exceeds the cost of Management Company's comparable coverage by more than ten percent (10%), all such excess costs shall be the sole responsibility of Owner and shall not be a Deduction.

     E. Should Owner exercise its option to procure the insurance described in this Section 12.05, Owner hereby waives its rights of recovery from Management Company or any of its Affiliates (and their respective directors, officers, shareholders, agents and employees) for loss or damage to the Hotel, and any resultant interruption of business.

     F. Should Owner exercise its right to obtain the insurance described in this Section 12.05, Owner acknowledges that Management Company is under no obligation to thereafter include the Hotel in its blanket insurance program (with respect to the coverage described in Section 12.02 A, B and C) for the balance of the Term of this Agreement. However, upon a Sale of the Hotel, a successor Owner shall have the right, notwithstanding the fact that the previous Owner may have obtained insurance in accordance with this Section 12.05, to have the Hotel included in Management Company's blanket insurance program (provided that the Hotel, as of that point in time, satisfies the applicable criteria for admission to such program, as established by the program's insurance carriers) by making a written request to Management Company for such inclusion not later than thirty (30) days after the date on which such party becomes the Owner.

     G. All insurance procured by Owner hereunder shall be obtained from reputable insurance companies reasonably acceptable to Management Company.

                              END OF ARTICLE XII

                                 ARTICLE XIII
                                     TAXES
                                     -----

     13.01  Real Estate and Personal Property Taxes
            ---------------------------------------

     A. Except as specifically set forth in subsection B below, all Impositions which accrue during the Term of this Agreement (or are properly allocable to such Term under generally accepted accounting principles) shall be paid by Management Company from Gross Revenues, as a Deduction, before any fine, penalty, or interest is added thereto or lien placed upon the Hotel or the Agreement, unless payment thereof is stayed. Owner shall within five (5) business days after the receipt of any invoice, bill, assessment, notice or other correspondence relating to any Imposition, furnish Management Company with a copy thereof. Management Company shall, within the earlier of thirty (30) days of payment or five (5) business days following written demand by Owner, furnish Owner with copies of official tax bills and assessments which Management Company has received, and evidence of payment or contest thereof. Either Owner or Management Company (in which case each party agrees to sign the required applications and otherwise cooperate with the other party in expediting the matter) may initiate proceedings to contest any Imposition, and all reasonable costs of any negotiations or proceedings with respect to any such contest shall be paid from Gross Revenues and shall be a Deduction in determining Operating Profit; provided, however, that neither party shall have the right to expend in excess of Five Thousand Dollars ($5,000) (to be adjusted by the GDP Deflator) with respect to any such negotiations or proceedings without the consent of the other party.

     B. The word "Impositions", as used in this Agreement, shall not include the following, all of which shall be paid solely by Owner, not from Gross Revenues nor from the FF&E Reserve:

          1. Any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax imposed on Owner, or any income tax imposed on any income of Owner (including distributions to Owner pursuant to Article V hereof);

          2. Special assessments (regardless of when due or whether they are paid as a lump sum or in installments over time) imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (for example, roads, sidewalks, sewers, culverts, etc.) which directly benefit the Hotel (regardless of whether or not they also benefit other buildings), which assessments shall not be treated as Deductions, but rather shall be added to the Additional Invested Capital as of each payment by Owner with respect thereto;

          3. "Impact Fees" (regardless of when due or whether they are paid as a lump sum or in installments over time) which are required of Owner as a condition to the issuance of site plan approval, zoning variances or building permits, which impact fees shall not be treated as Deductions, but rather shall be added to the Additional Invested Capital as of each payment by Owner with respect thereto; and

          4. "Tax-increment financing" or similar financing whereby the municipality or other taxing authority has assisted in financing the construction of the Hotel by temporarily reducing or abating normal Impositions in return for substantially higher levels of Impositions at later dates.

     C. Owner shall have the right to require Management Company to establish an escrow account (with either any Qualified Lender or another entity reasonably acceptable to both Owner and Management Company) from which Impositions will be paid. Payments into such escrow account will be Deductions. Any interest which accrues on amounts deposited in such escrow account shall be added to the balance in such escrow account and used to pay Impositions.

                              END OF ARTICLE XIII

                                  ARTICLE XIV
                                HOTEL EMPLOYEES
                                ---------------

     14.01  Employees
            ---------

     A. All personnel employed at the Hotel shall be the employees of Management Company. Subject to the provisions of this Agreement, Management Company shall have absolute discretion to hire, promote, supervise, direct, train and discharge all employees at the Hotel, to fix their compensation and, generally, establish and maintain all policies relating to employment; provided, however, that (i) all of the foregoing shall be in accordance with the Marriott Standards, and (ii) Management Company shall not enter into any written employment agreements with any person which purport to bind the Owner and/or purport to be effective regardless of a Termination, without obtaining Owner's prior consent which may be withheld in Owner's sole discretion. Management Company and Owner shall each comply with all Legal Requirements regarding labor relations; if either Management Company or Owner shall be required, pursuant to any such Legal Requirement, to recognize a labor union or to enter into collective bargaining with a labor union, the party so required shall promptly notify the other party pursuant to Section 20.09.

     B. Management Company shall decide which, if any, of the Hotel's employees shall reside at the Hotel (provided that Owner's prior approval shall be obtained if more than two (2) such employees and their immediate families reside at the Hotel), and shall be permitted to provide free accommodations and amenities to its employees and representatives living at or visiting the Hotel in connection with its management or operation. No person shall otherwise be given gratuitous accommodations or services without prior joint approval of Owner and Management Company except in accordance with usual practices of the hotel and travel industry.

     C. Any proposed settlement of any Employee Claim where the amount proposed to be offered to the employee by Management Company is in excess of the Settlement Threshold Amount shall be jointly approved by Management Company and Owner. In addition, Management Company shall give Owner a written notice (pursuant to Section 20.09) of any settlement of any Employee Claim where the settlement amount is below the Settlement Threshold Amount, but is in excess of Fifty Thousand Dollars ($50,000) (said dollar amount to be adjusted by the GDP Deflator). Any dispute between Owner and Management Company as to whether Management Company's settlement recommendation is reasonable, where such proposed settlement is in excess of the Settlement Threshold Amount, shall be resolved by arbitration under Section 20.13 hereof; provided that Management Company shall have the right to settle any Employee Claim (prior to the arbitration on the reasonableness of the settlement, as described in this sentence) based on Management Company's recommendation, which shall be Management Company's reasonable estimate, in good faith, by using: (i) funds from Gross Revenues (as a Deduction) up to the amount of Owner's settlement recommendation, which shall be Owner's reasonable estimate, in good faith, and
(ii) Management Company's own funds to the extent Management Company's recommendation exceeds the amount described in subparagraph (i) above. Following the settlement of such Employee Claim, the parties will arbitrate under Section 20.13 the issue of whether Management Company's settlement recommendation was reasonable under the circumstances. If the arbitrators decide that Management Company's recommendation was reasonable, Management Company shall be entitled to reimburse itself from Gross Revenues (as a Deduction) in the amount of the funds advanced under subparagraph (ii) above, together with accrued interest thereon at the Prime Rate. If the arbitrators decide that Management Company's settlement recommendation was not reasonable, then Management Company shall not be entitled to any reimbursement of the amounts advanced by it under subparagraph (ii) above, nor to accrued interest thereon.

     D. Management Company shall pay from its own funds, and not from Gross Revenues, any Employee Claim where the basis of such Employee Claim is conduct by Management Company which: (i) is a substantial violation of the standards of responsible labor relations as generally practiced by prudent owners or operators of similar hotel properties in the general geographic area of the Hotel; and (ii) is not the isolated act of individual employees, but rather is a direct result of corporate policies of Management Company which either encourage or fail to discourage such conduct. In addition, Management Company shall indemnify, defend and hold harmless Owner from and against any fines or judgments arising out of such conduct, and all Litigation expenses (including reasonable attorneys' fees and expenses) incurred in connection therewith. Any dispute between Owner and Management Company as to whether or not certain conduct by Management Company is not in accordance with the aforesaid standards shall be resolved by arbitration under Section 20.13 hereof. The arbitration proceedings described in the preceding sentence shall be conducted independently of any arbitration proceedings with respect to such Employee Claim pursuant to the applicable employment-related contract and/or pursuant to Section 14.01 C of this Agreement.

     E. With respect to all Litigation or arbitration involving Employee Claims in which both Management Company and Owner are involved as actual or potential defendants, Management Company shall have exclusive and complete responsibility (subject to the rights of Owner to approve certain settlements, as set forth in Section 14.01 C) for the resolution of such Employee Claims. In the event that any Employee Claim is made against Owner, but not against Management Company, Owner shall give notice to Management Company of the Employee Claim in a timely manner so as to avoid any prejudice to the defense of the Employee Claim, provided that Management Company shall in all events be so notified within twenty (20) days after the date such Employee Claim is made against Owner. Management Company will thereafter assume exclusive and complete responsibility for the resolution of such Employee Claim.

     F. At Termination, other than by reason of an Event of Default of Management Company hereunder, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to reimburse Management Company for all costs and expenses incurred by Management Company which arise out of either the transfer or the termination of employment of Management Company's employees at the Hotel, such as reasonable transfer costs, severance pay, unemployment compensation and other employee liability costs.

     G. Management Company (and not Owner) shall have the power to hire, dismiss or transfer the general manager of the Hotel, provided, however, that Management Company shall keep Owner reasonably informed and shall give Owner the opportunity to participate in the process with respect to any such hiring, dismissal or transfer, as follows:

         1. Owner shall be given at least forty-five (45) days' prior notice of any proposed hiring, dismissal or transfer of the general manager (except that such notice period shall be appropriately shortened in the event that such dismissal is the result of a violation of a Legal Requirement or of Management Company's policies, or is the result of similar extraordinary circumstances which, in the reasonable judgment of Management Company, necessitate such shorter notice period).

         2. Prior to any dismissal or transfer of the general manager, Owner shall be notified and Owner shall be advised of the reason for such proposed dismissal or transfer of the general manager and of the qualifications of any proposed replacement manager. Owner shall be given a period of ten (10) days within which to interview the proposed general manager. Owner shall be given the opportunity to meet with the appropriate executive of Management Company to discuss the advisability of effectuating any proposed hiring, dismissal or transfer and any possible alternatives thereto. Management Company shall consider in good faith the opinions and requests of Owner with respect to such matters and, if Management Company elects not to implement any such request, Management Company shall explain its decision to Owner in reasonable detail.

     H. Management Company shall give Owner the opportunity to provide to Management Company an evaluation of the performance of the general manager of the Hotel, which shall be provided reasonably in advance of the date of Management Company's annual review of the general manager. Management Company shall consider such evaluation by Owner in good faith, and shall explain in reasonable detail to Owner how Management Company's evaluation of the general manager differs (if at all) from such evaluation by Owner.

                               END OF ARTICLE XIV

                                   ARTICLE XV
                     DAMAGE, CONDEMNATION AND FORCE MAJEURE
                     --------------------------------------

     15.01  Damage and Repair
            -----------------

     A. If, during the Term hereof, the Hotel is damaged or destroyed by fire, casualty or other cause, Owner shall, with all reasonable diligence, to the extent that proceeds from the insurance described in Section 12.02 are available (subject to the provisions of any Mortgage encumbering the Hotel, but with the limitations described in Section 12.03 C) for such purpose, repair or replace the damaged or destroyed portion of the Hotel to the same condition as existed previously.

     B. In the event damage or destruction to the Hotel from any cause materially and adversely affects the operation of the Hotel and Owner fails to timely (subject to Force Majeure, and subject to unreasonable delays caused by Management Company, including unreasonable delays in adjusting the insurance claim with the carriers which participate in Management Company's blanket insurance program) commence and complete the repairing, rebuilding or replacement of the same so that the Hotel shall be substantially the same as it was prior to such damage or destruction, Management Company may, at its option, elect to terminate this Agreement upon one hundred twenty (120) days' written notice.


     15.02  Condemnation
            ------------

     A. In the event all or substantially all of the Hotel shall be taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, or in the event a portion of the Hotel shall be so taken, but the result is that it is unreasonable to continue to operate the Hotel, this Agreement shall terminate.

     B. In the event a portion of the Hotel shall be taken by the events described in Section 15.02 A, or the entire Hotel is affected but on a temporary basis, and the result is not to make it unreasonable to continue to operate the Hotel, this Agreement shall not terminate. However, so much of any award for any such partial taking or condemnation as shall be necessary to render the Hotel equivalent to its condition prior to such event shall be used for such purpose; the balance of such award, if any, shall be fairly and equitably apportioned between Owner and Management Company in accordance with their respective interests. The Owner's Investment shall be reduced by that portion of the total amount (if any) received by Owner pursuant to this Section 15.02 B which is not used to restore the Hotel; in addition, the Performance Termination Threshold shall be reduced by an amount equal to eight percent (8%) of such total amount (if any) received by Owner pursuant to this Section 15.02 B which is not used to restore the Hotel.

     C. In the event of any proceeding described in Section 15.02 A or B, Owner and Management Company shall each have the right to initiate such proceedings as they deem advisable to recover any damages to which they may be entitled; provided, however, that Management Company shall be entitled to retain the award or compensation it may obtain through proceedings which are conducted separately from those of Owner only if such award or compensation does not reduce the award or compensation otherwise available to Owner. For this purpose, any award or compensation received by any Holder shall be deemed to be an award or compensation received by Owner).

     15.03  Force Majeure
            -------------

     A. The withdrawal or revocation of any License which is material to the operation of the Hotel in accordance with the Marriott Standards, where such withdrawal or revocation (i) is not due to the fault of either Management Company or Owner, and (ii) is not otherwise within the reasonable control of either Management Company or Owner, shall not be an Event of Default under
Article XVI of this Agreement. Management Company and Owner shall each, in good faith, use all commercially reasonable efforts (including the diligent pursuit of all available appeals), during the period of one hundred twenty (120) days after the date of such withdrawal or revocation, to have such License reinstated. If, notwithstanding such efforts, such License is not reinstated prior to the expiration of the aforesaid period of one hundred twenty (120) days, either Owner or Management Company shall have the right, at its option, to terminate this Agreement upon no less than sixty (60) days' notice to the other party; provided, however, that the terminating party must deliver such notice of Termination to the other party by no later than ninety (90) days after the expiration of such one hundred twenty (120) day period; and provided further, that no such Termination shall be effective if, prior to the effective date of such Termination, such License is reinstated or such withdrawal or revocation of such License is stayed.

     B. If an order, judgment or directive by a court or administrative body is issued, in connection with any Litigation involving Owner, which restricts or prevents Management Company, in a material adverse manner, from operating the Hotel in accordance with the Marriott Standards, and which, in Management Company's reasonable opinion, will have a significant adverse effect upon operations of the Hotel, Management Company shall be entitled, at its option, to terminate this Agreement upon sixty (60) days' written notice; provided, however, that Management Company shall (if it so elects) deliver such notice of Termination to Owner by no later than ninety (90) days after the issuance of such order, judgment or directive (or, if such order, judgment or directive is appealed, within ninety (90) days after the final disposition of such appeal).

                               END OF ARTICLE XV

                                  ARTICLE XVI
                                   DEFAULTS
                                   --------

     16.01  Definition of "Default"
            -----------------------

     Any one or more of the following shall constitute a "Default," to the extent permitted by applicable law:

     A. The filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by either party, or the admission by either party that it is unable to pay its debts as they become due;

     B. The consent to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date of entry thereof, any order approving an involuntary petition by either party;

     C. The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree's continuing unstayed and in effect for any period of ninety (90) days;

     D. The failure of either party to make any payment required to be made in accordance with the terms of this Agreement, as of the due date which is specified in this Agreement;

     E. The failure of either party to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement.

     16.02  Definition of "Event of Default"
            --------------------------------

     A. Upon the occurrence of any Default by either party hereto (hereinafter referred to as the "defaulting party") under Section 16.01 A, B or C, such Default shall immediately and automatically, without the necessity of any notice to the defaulting party, constitute an "Event of Default" under this Agreement.

     B.  Upon the occurrence of any Default by a defaulting party under Section
16.01 D, such Default shall constitute an "Event of Default" under this Agreement if the defaulting party fails to cure such Default within ten (10) days after written notice from the non-defaulting party specifying such Default and demanding such cure.

     C.  Upon the occurrence of any Default by either party hereto under Section
16.01 E, such Default shall constitute an "Event of Default" under this Agreement if the defaulting party fails to cure such Default within thirty (30) days after written notice from the non-defaulting party specifying such Default and demanding such cure, or, if the Default is such that it cannot reasonably be cured within said thirty (30) day period of time, if the defaulting party fails to commence the cure of such Default within said thirty
(30) day period of time or thereafter fails to diligently pursue such efforts to completion.

     16.03  Remedies Upon an Event of Default
            ---------------------------------

     A.  Upon the occurrence of an Event of Default under the provisions of
Section 16.02, the non-defaulting party shall have the right to pursue any one or more of the following courses of action: (i) in the event of a material breach by the defaulting party of its obligations under this Agreement, to terminate this Agreement by written notice to the defaulting party, which termination shall be effective as of the effective date which is set forth in said notice, provided that said effective date shall be at least thirty (30) days after the date of said notice; and provided further that, if the defaulting party is the employer of all or a substantial portion of the employees at the Hotel, the foregoing period of thirty (30) days shall be extended to seventy-five (75) days (or such longer period of time as may be necessary under applicable Legal Requirements pertaining to termination of employment); (ii) to institute forthwith any and all proceedings permitted by law or equity, including, without limitation, actions for specific performance and/or damages; and (iii) to avail itself of any one or more of the other remedies described in this Section 16.03.

     B. Upon the occurrence of a Default by either party under the provisions of Section 16.01 D, the amount owed to the non-defaulting party shall accrue interest, at the Interest Rate, from and after the date on which such payment was originally due to the non-defaulting party.

     C. The rights granted hereunder are intended to be cumulative, and shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party (including, without limitation, injunctive relief and damages; provided that the satisfaction of damage awards against Owner shall be limited by the provisions of Section 16.04) by reason of applicable provisions of law or equity.

     16.04  Owner's Estate
            --------------

     Notwithstanding any other provision of this Agreement, in the event of any Event of Default by Owner pursuant to the terms of this Agreement, Management Company shall look only to Owner's estate and interest in the Site and the Hotel (which shall, for this purpose, include (i) amounts deposited in the Operating Accounts and in the FF&E Reserve, and (ii) accounts receivable) for the satisfaction of a money judgment against Owner resulting from such Event of Default, and no other property or assets of Owner, or of its partners, officers, directors, shareholders or principals, shall be subject to levy, execution or other enforcement procedure for the satisfaction of such judgment. Management Company's right to look to Owner's estate and interest in the Site and the Hotel for satisfaction of such a money judgment against Owner shall survive Termination and shall not be affected by any one or more Sales of the Hotel. Nothing contained in this Section 16.04 shall be deemed to affect or diminish Management Company's remedies under this Article XVI other than money damages against Owner (including, without limitation, Termination of this Agreement).

                               END OF ARTICLE XVI

                                 ARTICLE XVII
                         WAIVER AND PARTIAL INVALIDITY
                         -----------------------------

     17.01  Waiver
            ------

     The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.

     17.02  Partial Invalidity
            ------------------

     If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship on Management Company or Owner, or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

                              END OF ARTICLE XVII

                                 ARTICLE XVIII
                                  ASSIGNMENT
                                  ----------

     18.01  Assignment
            ----------

     A. Management Company shall not assign or transfer its management responsibilities under this Agreement without the prior written consent of Owner; provided, however, that Management Company shall have the right, without such consent, to (1) assign its interest in this Agreement to any of its Affiliates, and any such Affiliate shall be deemed to be the Management Company for the purposes of this Agreement, and (2) sublease shops or grant licenses or concessions at the Hotel so long as the terms of any such subleases, licenses or concessions are consistent with the provisions of Section 2.02. In the event of such an assignment by Management Company of its interest in this Agreement to an Affiliate, the Management Company which is named in the Preamble to this
Agreement: (i) shall automatically be deemed to guarantee the performance of such Affiliate under this Agreement; (ii) shall, at the request of Owner, execute a guaranty, in form and substance reasonably satisfactory to both parties, of the performance of such Affiliate under this Agreement (provided that the failure of Owner to obtain an executed guaranty pursuant to this clause
(ii) shall not affect the validity or enforceability of the guaranty which is automatically created pursuant to clause (i); and provided further, that, when Owner does so receive an executed guaranty pursuant to this clause (ii), such executed guaranty shall be deemed to have superseded the guaranty described in clause (i) above); and (iii) shall make available to such Affiliate, in connection with the performance by such Affiliate under this Agreement, Management Company's skill, personnel, facilities and resources.

     B. Owner shall not assign or transfer its interest in this Agreement other than (i) in connection with a Sale of the Hotel which complies with the provisions of Article XIX hereof, or (ii) as set forth in Section 18.01 C.

     C. Nothing contained herein shall prevent (i) the collateral assignment of this Agreement by Owner as security for any Mortgage which complies with the provisions of Section 3.01; or (ii) the transfer of this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of either party, provided that (x) if such transfer is by Owner, the provisions of Article XIX hereof shall be complied with, and (y) if such transfer is by Management Company, such transfer is being done as a part of a merger or consolidation or a sale of all or substantially all of the business which consists of managing the Marriott Hotel System.

     D. In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement.

     E. An assignment (either voluntarily or by operation of law) by Owner of its interest in this Agreement (in compliance with Article XVIII) shall not relieve Owner from its obligations under this Agreement which accrued prior to the date of such assignment, but shall relieve Owner of such obligations accruing after such date, if the assignment complies with Section 18.01 B and if Management Company has received an assumption agreement executed by the assignee (in form and substance reasonably satisfactory to Management Company). An assignment (either voluntarily or by operation of law) by Management Company of its interest in this Agreement shall not relieve Management Company from its obligations under this Agreement, unless Owner so agrees in writing.

     F. Subject to the provisions of this Article XVIII, the terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, heirs, legal representatives, or assigns of each of the parties hereto.

                              END OF ARTICLE XVIII

                                  ARTICLE XIX
                               SALE OF THE HOTEL
                               -----------------

     19.01  Sale of the Hotel
            -----------------

     A. Owner shall not enter into any Sale of the Hotel to any individual or entity which: (i) does not have sufficient financial resources and liquidity to fulfill Owner's obligations under this Agreement; (ii) is in control of or controlled by persons who have been convicted of felonies involving moral turpitude in any state or federal court; or (iii) is engaged in the business of operating (as distinguished from owning) a branded hotel chain having five thousand (5,000) or more guestrooms in competition with Management Company. An individual or entity shall not be deemed to be in the business of operating hotels in competition with Management Company solely by virtue of (x) the ownership of such hotels, either directly or indirectly through subsidiaries, affiliates and partnerships, or (y) holding a Mortgage or Mortgages secured by one or more hotels. Notwithstanding the foregoing, if Owner or an Affiliate of Owner is a corporation whose shares are listed on a public stock exchange, and if a Sale of the Hotel occurs as a result of purchases of such shares, through such public stock exchange, in sufficient quantities to cause a transfer of the "controlling interest" in Owner (as described in the definition of "Sale of the Hotel"), and if such Sale of the Hotel is not in compliance with the provisions of this Section 19.01 A, Management Company shall have the right, at its option, to terminate this Agreement by written notice to Owner (as more particularly described in Section 19.01 B), but such non-compliance with this Section 19.01 A shall not be an Event of Default nor shall it subject Owner to claims for damages by Management Company pursuant to Article XVI.

     B. If Owner receives a bona fide written offer to enter into a Sale of the Hotel, Owner shall give written notice thereof to Management Company, stating the name of the prospective purchaser or tenant, as the case may be. Such notice shall include appropriate information relating to such prospective purchaser or tenant demonstrating compliance with the provisions of Section
19.01 A; if Management Company reasonably requests additional information, Owner shall promptly furnish such information to Management Company. If Management Company decides that a Sale of the Hotel to such prospective purchaser or tenant would violate the provisions of Section 19.01 A, Management Company shall so notify Owner by no later than thirty (30) days after receipt of such notice; provided, however, that any decision by Management Company regarding any such prospective purchaser or tenant shall not be binding if the information furnished by Owner pursuant to the preceding sentence is inaccurate. Concurrently with the finalization of such Sale of the Hotel, the purchaser or tenant, as the case may be, shall, by appropriate instrument reasonably satisfactory to Management Company, assume all of Owner's obligations hereunder. An executed copy of such assumption agreement shall be delivered to Management Company. If the proposed Sale of the Hotel would violate the provisions of
Section 19.01 A, Owner will not enter into any agreement relating to such Sale of the Hotel. However, if Owner does enter into such an agreement, Management Company shall have the right to terminate this Agreement by written notice to Owner, which notice will set an effective date for such Termination not earlier than thirty (30) days, nor more than one hundred twenty (120) days, following the date of the giving of such notice. Management Company shall have the right to change such effective date of Termination to coincide with the date of the finalization of the proposed Sale of the Hotel. At Management Company's election, said notice of Termination shall not be effective if such Sale of the Hotel is not finalized. If such Termination by Management Company results from a Default by Owner under Section 19.01 A, such Termination shall not relieve Owner (except as otherwise set forth to the contrary in the last sentence of Section 19.01 A) of liability to Management Company for such Default.

     C. In connection with the possibility of a Sale of the Hotel achieved by means of a transfer of the controlling interest in Owner, Owner, upon written request of Management Company, shall (unless Owner is a publicly-traded corporation which is registered under Section 12 or Section 15 of the Securities Act of 1934) furnish Management Company with a list of the names and addresses of the owners of the capital stock (but only those owners which hold an ownership interest of thirty percent (30%) or more), or the partnership interests (both (i) general partner, and (ii) any limited partner holding an ownership interest of thirty percent (30%) or more), or other ownership interests in Owner. In addition, Owner shall notify Management Company of any transaction or series of transactions in which Owner reduces its ownership interest in the Hotel below fifty percent (50%) or in which the former controlling interest in Owner is reduced below fifty percent (50%). Management Company agrees that it will treat all such lists confidential in accordance with the provisions of Section 20.04.

     D. It is understood that no Sale of the Hotel (which is otherwise in compliance with the provisions of this Article XIX) shall reduce or otherwise affect: (i) the current level of Working Capital; (ii) the current amount deposited in the FF&E Reserve; or (iii) any of the Operating Accounts maintained by Management Company pursuant to this Agreement. If, in connection with any Sale of the Hotel, the selling Owner intends to withdraw, for its own use, any of the cash deposits described in the preceding sentence, the selling Owner must obtain the contractual obligation of the buying Owner to replenish those deposits (in the identical amounts) simultaneously with such withdrawal. The selling Owner is hereby contractually obligated to Management Company to ensure that such replenishment in fact occurs. The obligations described in this
Section 19.01 D shall survive such Sale of the Hotel and shall survive Termination.

     E. Management Company shall have the right to terminate this Agreement, on thirty (30) days' written notice, if title to or possession of the Hotel is transferred by judicial or administrative process (including, without limitation, a Foreclosure, or a sale pursuant to an order of a bankruptcy court, or a sale by a court-appointed receiver) to an individual or entity which would not qualify as a permitted transferee under clause (i), (ii) or (iii) of Section
19.01 A, regardless of whether or not such transfer is the voluntary action of the transferring Owner, or whether (under applicable law) the Owner is in fact the transferor; provided, however, that Management Company shall not have the right to so terminate this Agreement based on the assertion that a Qualified Lender fails to so qualify as a permitted transferee under said clauses (i),
(ii) or (iii) of Section 19.01 A.

                              END OF ARTICLE XIX

                                  ARTICLE XX
                                 MISCELLANEOUS
                                 -------------

     20.01  Right to Make Agreement
            -----------------------

     A. Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall: (i) violate any provision of law or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; (ii) result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound, to the extent that the remedies for such breach or default would have a material adverse effect on such party's ability to perform under this Agreement; or (iii) require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the Term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

     B. Each party agrees that it will, as of the Effective Date, provide the other party with: (i) certified copies of the applicable resolutions of its board of directors (if it is a corporation), or written authorization by all general partners (if it is a partnership) or other appropriate documentation establishing its authority to execute this Agreement; and (ii) such opinions of counsel as the other party shall reasonably request regarding the matters described in this Section 20.01.

     20.02  Consents
            --------

     Wherever in this Agreement the consent or approval of Owner or Management Company is required, such consent or approval shall (except to the extent that such consent or approval is specifically designated as being "within the discretion" of a party, or words to that effect, in the applicable provision) not be unreasonably withheld, shall be in writing and shall be executed by a duly authorized officer or agent of the party granting such consent or approval. If either Owner or Management Company fails to respond within thirty (30) days to a request by the other party for a consent or approval, such consent or approval shall be deemed to have been given.

     20.03  Agency
            ------

     A. The relationship of Owner and Management Company shall be that of principal and agent, and nothing contained in this Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Management Company's agency established by this Agreement is coupled with an interest and may not be terminated by Owner until the expiration of the Term of this Agreement, except as provided in Section 4.03 and in Articles XV or
XVI. Notwithstanding the agency relationship created by this Agreement, except to the extent specifically set forth to the contrary in Section 20.12, nothing contained herein shall prohibit, limit or restrict Management Company or any of its Affiliates from developing, owning, operating, leasing, managing or franchising hotels in the market area where the Hotel is located, and Management Company and its Affiliates hereby specifically reserve the right to do any of the foregoing.

     B. The agency coupled with an interest herein was created by a complex, single, integrated transaction. Among other considerations, Owner and Management Company stipulate that their mutual decision to enter into this Agreement was based on the following assumptions: (i) that one of the reasons why the Marriott Hotel System has succeeded in gaining the loyalty of its customers is that Marriott hotels are located in a large number of geographical markets; (ii) that the success of many of Management Company's promotional efforts (such as the Honored Guest Award program) depends on the expectation of its customers that there will be a Marriott hotel in most destinations where they may choose to travel; and (iii) by executing this Agreement, Management Company intends to select this Hotel to represent the Marriott Hotel System in the Hotel's market area, and, in so doing, Management Company has foregone the opportunity to select other hotels in this market area. This agency is intended to provide security for the covenants, promises and guarantees herein. The agency was purchased for valuable consideration and is not terminable except as specifically allowed by the express provisions of this Agreement. The parties intend for this agency to be coupled with an interest, waive any right to claim that it is terminable at will, and further agree to be equitably estopped from asserting that the agency is not coupled with an interest.

     20.04  Confidentiality
            ---------------

     The parties hereto agree that the matters set forth in this Agreement are strictly confidential and each party will make every effort to ensure that such matters are not disclosed to any outside person or entities (including the press) without the written consent of the other party; provided, however, that such consent will not be required with respect to: (i) legally required filings and other disclosures mandated by Legal Requirements; and (ii) in the case of Owner, disclosure to any Qualified Lender or prospective Qualified Lender, or to prospective purchasers of the Hotel (subject to the provisions of Section 20.05, if applicable).

     20.05  Equity and Debt Offerings
            -------------------------

     No reference to Management Company or to any of its Affiliates will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (herein collectively referred to as the "Prospectus"), issued by Owner or one of its Affiliates, which is designed to interest potential investors or lenders in the Hotel, unless Management Company has previously received a copy of all such references. However, regardless of whether Management Company does or does not so receive a copy of all such references, neither Management Company nor any of its Affiliates will be deemed a sponsor of the offering described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Unless Management Company agrees in advance, the Prospectus will not include: (i) any Proprietary Mark; or (ii) except as required by applicable securities laws, the text of this Agreement. Owner shall be entitled, however, to include in the Prospectus an accurate summary of this Agreement. If there are no Legal Requirements pursuant to which such information must be publicly disclosed, appropriate measures shall be taken to ensure that entities or individuals receiving such Prospectus shall acknowledge the confidentiality of such information. Owner shall indemnify, defend and hold Management Company and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of Litigation) arising out of any Prospectus or the offering described therein.

     20.06  Applicable Law
            --------------

     This Agreement shall be construed under and shall be governed by the laws of the state where the Hotel is located.

     20.07  Recordation
            -----------

     The terms and provisions of this Agreement shall run with the land designated as the Site, and with Owner's interest therein, and shall be binding upon all successors to such interest. At the request of either party, the parties shall execute an appropriate memorandum of this Agreement in recordable form and cause the same to be recorded in the jurisdiction where the Hotel is located. Any cost of such recordation shall be borne by Management Company.

     20.08  Headings
            --------

     Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

     20.09  Notices
            -------

     Notices, statements and other communications to be given under the terms of this Agreement shall be in writing, and shall be either (i) delivered by hand against receipt, or (ii) sent by certified or registered mail, postage prepaid, return receipt requested or (iii) sent by either Federal Express or by "fax" machine (provided that, in either case, a confirmatory copy is thereafter sent by certified or registered mail):

            To Owner:
            --------

            HMC Retirement Properties, Inc.
            c/o Host Marriott Corporation
            10400 Fernwood Road
            Bethesda, Maryland 20817
            Attn: Law Department
            with a copy to:
            --------------

            HMC Retirement Properties, Inc.
            c/o Host Marriott Corporation
            10400 Fernwood Road
            Bethesda, Maryland 20817
            Attn: Asset Management Department
                    72-924.68

            To Management Company:
            ---------------------

            Marriott Hotel Services, Inc.
            10400 Fernwood Road
            Bethesda, Maryland 20817
            Attn: Law Department

            with a copy to:
            --------------

            Marriott Hotel Services, Inc.
            10400 Fernwood Road
            Bethesda, Maryland 20817
            Attn: Senior Vice President-Finance
        Marriott Hotels, Resorts & Suites


or at such other address as is from time to time designated by the party receiving the notice. Any such notice which is properly mailed, as described above, shall be deemed to have been served as of three (3) business days after said posting.

     20.10  Environmental Matters
            ---------------------

     A. Management Company shall indemnify, defend and hold Owner and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, cost, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of Litigation) arising from the placing, discharge, leakage, use or storage of Hazardous Materials, in violation of applicable Environmental Laws, on the Site or in the Hotel by Management Company's employees, representatives or agents during the Term of this Agreement. Regardless of whether or not a given Hazardous Material is permitted on the Site under applicable Environmental Law, Management Company shall only bring on the Site such Hazardous Materials as are needed in the normal course of business of the Hotel.

     B. In the event of the discovery of Hazardous Materials on any portion of the Site or in the Hotel during the Term of this Agreement, Owner shall (except to the extent such removal is Management Company's responsibility pursuant to Section 20.10 A) promptly remove (if required by applicable Environmental Law) such Hazardous Materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all Environmental Laws. Owner shall (except to the extent that the removal of such Hazardous Materials is Management Company's responsibility pursuant to Section 20.10 A) indemnify, defend and hold Management Company and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, cost, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of Litigation) arising from the presence of Hazardous Materials on the Site or in the Hotel.

     C. All costs and expenses of the removal of Hazardous Materials from the Site or the Hotel pursuant to Section 20.10 B, and of the aforesaid compliance with all Environmental Laws, and any amounts paid to Management Company pursuant to the indemnity set forth in the last sentence of Section 20.10 B, shall be paid by Owner from its own funds, not as a Deduction nor from the FF&E Reserve, and shall be treated as an expenditure by Owner pursuant to Section 8.03.

     20.11  Estoppel Certificates
            ---------------------

     Each party to this Agreement shall at any time and from time to time, upon not less than thirty (30) days' prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (b) stating whether or not to the best knowledge of the certifying party (i) there is a continuing default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which the certifying party may have knowledge; and (c) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid. The obligations set forth in this Section 21.11 shall survive Termination (that is, each party shall, on request, within the time period described above, execute and deliver to the non-certifying party and to any such third party a statement certifying that this Agreement has been terminated).

     20.12  Trade Area Restriction
            ----------------------

     Neither Management Company nor any of its Affiliates shall own, build, franchise, manage or operate any Restricted Hotel, under the "Marriott" brand name, within the Restricted Area during the period from the Effective Date through the seventh (7th) anniversary of the Effective Date.

     20.13  Arbitration
            -----------

     A. In the event of a dispute between Owner and Management Company with respect to any issue of fact specifically mentioned herein as a matter to be decided by arbitration, such dispute shall be determined by arbitration as provided in this Section 20.13.

     B. Disputes shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrators shall be binding, final and conclusive on the parties.

     C. Owner and Management Company shall each appoint and pay all fees of a fit and impartial person as arbitrator who shall have had at least ten (10) years' recent professional experience in the general subject matter of the dispute. Notice of such appointment shall be sent in writing by each party to the other, and the arbitrators so appointed, in the event of their failure to agree within thirty (30) days after the appointment of the second arbitrator upon the matter so submitted, shall appoint a third arbitrator. If either Owner or Management Company shall fail to appoint an arbitrator, as aforesaid, for a period of twenty (20) days after written notice from the other party to make such appointment, then the arbitrator appointed by the party having made such appointment shall appoint a second arbitrator and the two so appointed shall, in the event of their failure to agree upon any decision within thirty (30) days thereafter, appoint a third arbitrator. If such arbitrators fail to agree upon a third arbitrator within forty-five (45) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent professional experience as to the subject matter in question. The fees of the third arbitrator and the expenses incident to the proceedings shall be borne equally between Owner and Management Company, unless the arbitrators decide otherwise. The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

     D. The decision of the arbitrators shall be rendered within thirty (30) days after appointment of the third arbitrator. Such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to Owner and one to Management Company. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrators in accordance with the rules and statutes applicable thereto then obtaining.

     20.14  Affiliates
            ----------

     Except as otherwise specifically set forth in this Agreement, Management Company shall be entitled to contract with one or more of its Affiliates to provide goods and/or services to the Hotel only if the prices and/or fees paid to any such Affiliate are competitive with the prices and/or fees currently being paid to reputable and qualified parties which are not Affiliates of

Management Company. In determining, pursuant to the foregoing sentence, whether such prices and/or fees are competitive, the goods and/or services which are being purchased shall be grouped in reasonable categories, rather than being compared item by item.

     20.15  Entire Agreement
            ----------------

     This Agreement, together with other writings signed by the parties which are expressly stated to be supplemental hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties, and supersedes all prior written and oral understandings. This Agreement may be amended only by a writing signed by both parties hereto.

                               END OF ARTICLE XX

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

Attest:                            HMC RETIREMENT PROPERTIES, INC.
                                   ("Owner")


_________________________          By____________________________
Assistant Secretary                   Vice President



Attest:                            MARRIOTT HOTEL SERVICES, INC.
                                   ("Management Company")


_________________________          By____________________________
Secretary                             Assistant Vice President

                      EXHIBIT "A" TO MANAGEMENT AGREEMENT


               Location of Hotel; Legal Description of the Site
               ------------------------------------------------

                     EXHIBIT "A-1" TO MANAGEMENT AGREEMENT

                   Owner's Initial Cost; Chain Services Cap;
                   -----------------------------------------
           Contributions to FF&E Reserve pursuant to Section 8.02 B;
           ---------------------------------------------------------
                            Initial Working Capital
                            -----------------------

                      EXHIBIT "B" TO MANAGEMENT AGREEMENT


                      Form of Accounting Period Statement
                      -----------------------------------

                                  EXHIBIT "C"

                           [Intentionally Deleted.]

                      EXHIBIT "D" TO MANAGEMENT AGREEMENT


                   Narrative Description of Restricted Area
                   ----------------------------------------

                     EXHIBIT "D-1" TO MANAGEMENT AGREEMENT


                            Map of Restricted Area
                            ----------------------

                      EXHIBIT "E" TO MANAGEMENT AGREEMENT


                    Existing Ground Lease (if applicable);
                          Existing Mortgage (if any)

                                  EXHIBIT "F"

                   Proprietary Marks owned by Owner (if any)

                                  EXHIBIT "G"

                        Copy of Title Insurance Policy
                        ------------------------------